Investor Information May - June Exhibit 99.1

2 Table of Contents Topic Page # Profile and Strategy 3-13 Business Segment Highlights 14-17 Awards & Technology 18-20 Asset / Liability Management 21-31 Fees & Expenses 32-39 Loans & Deposits 40-51 Capital, Debt & Liquidity 52-54 Credit 55-61 Near-Term Expectations 62 Appendix & Forward Looking Statements 63-79

3 Longstanding Strategic Priorities Committed to: • Diversified Revenue Streams • Appropriate Risk Adjusted Returns • Disciplined Expense Management Profitability Strategically Investing in: • Top quartile organic loan & deposit growth over the last 5 yrs vs. peers(1) • Leverage superior growth of the core footprint: 3.5% projected population growth; Top 3 among peer group(2) • Non-bank M&A, expanding products and capabilities • Talent, technology, products & services, driving organic growth Growth Relentless focus on: • Credit Risk Management • Interest Rate Risk Management • Capital and Liquidity Management • Operational & Compliance Risk Management Soundness (1) Source: S&P Cap IQ and SEC Reporting. Avg loan and deposit balance changes from FY19 to FY24. Peer balances have been adjusted for merger & acquisition activity: CFG, FHN, FITB, HBAN, HWC, MTB, PNC, SNV, TFC, USB. Other peers include CMA, KEY, ZION. (2) Source: S&P Cap IQ. Generating Consistent Sustainable Long-term Performance

Capital Strength

GENERATING **Consistent Sustainable Long-term Performance**

Soundness: *Robust capital balances and strong organic capital generation position Regions well for full range of potential economic conditions*

Capital Resiliency

- Prudent risk management evident in Federal Reserve's stress testing results

2024 CCAR Capital Degradation[(1)]



2.5%
1.8%
Peer Median
RF

Proactive Interest Rate Hedging

- Hedge program introduced in 2018 to protect NIM against falling interest rates was highly effective
- Actions taken in 2022 and beyond to protect NIM if rates decrease now fully active
- Stable organic capital generation is a strong first line of defense against losses

Pro Forma Post-Stress Capital[(2)]



10.80%
4.1%
6.70%
Peer 1
10.57%
2.6%
7.97%
Peer 2
10.63%
2.4%
8.23%
Peer 3
11.68%
3.3%
8.38%
Peer 4
10.52%
1.8%
8.72%
Peer 5
10.53%
1.6%
8.93%
Peer 6
10.80%
1.8%
9.00%
RF
11.92%
2.6%
9.32%
Peer 7
11.53%
2.2%
9.33%
Peer 8
Pro forma Post-Stress CET1
CCAR 2024 Degradation

Pre-Tax Pre-Provision Income Coverage of Stressed Losses[(3)]



37.4%
Peer 1
52.0%
Peer 4
53.8%
Peer 7
59.4%
Peer 2
63.1%
Peer 8
66.5%
Peer 3
70.5%
Peer 6
71.8%
Peer 5
75.9%
RF

(1) CET1 degradation results from the Federal Reserve's modeled results for the Severely Adverse Scenario in 2024 Stress Test. (2) Pro forma Post-Stress Capital calculated using 4Q24 reported CET1 and the Federal Reserve's modeled capital degradation in 2024 Stress Test. (3) PPI Coverage of Stressed Losses is calculated as the Federal Reserve's modeled 9-quarter PPI divided by 9-quarter Provision Expense in the 2024 Stress Test. Peers include CCAR participants: CFG, FITB, HBAN, KEY, MTB, PNC, TFC, USB. Source: 2024 Federal Reserve Stress Test Results - June 2024; FR Y-9C

REGIONS | 4

5 3 Year Total Shareholder Return 19% 17% 11% 9% 8% 7% 4% 3% (8)% (8)% (15)%(15)%(16)% (24)% Pe er 1 Pe er 2 RF Pe er 3 Pe er 4 Pe er 5 Pe er 6 Pe er 7 Pe er 8 Pe er 9 Pe er 1 0 Pe er 1 1 Pe er 1 2 Pe er 1 3 5 Year Total Shareholder Return 223% 221% 210%197%193% 175% 157% 132% 121% 121% 104% 98% 68% 52% Pe er 4 Pe er 7 Pe er 3 RF Pe er 8 Pe er 6 Pe er 1 3 Pe er 1 Pe er 1 1 Pe er 5 Pe er 2 Pe er 1 2 Pe er 1 0 Pe er 9 Total Shareholder Return 10 Year Total Shareholder Return 224% 193% 157% 142%138%132%129% 103% 90% 88% 86% 67% 55% 37% RF Pe er 7 Pe er 5 Pe er 6 Pe er 1 1 Pe er 3 Pe er 4 Pe er 1 Pe er 1 3 Pe er 8 Pe er 2 Pe er 1 2 Pe er 1 0 Pe er 9 Peer Median: 3% Peer Median: 132% Peer Median: 103% As of 3/31/2025. Peers include CFG, CMA, FHN, FITB, HBAN, HWC, KEY, MTB, PNC, SNV, TFC, USB, ZION. Profitability: Strong track record of leading Shareholder Return

6 Regions' Consistent Outperformance Adjusted PPI(1) Less Net Charge-offs to RWA(2) Regions' earnings, including credit costs, have been top quartile vs peers since 2019 1.96% 1.99% 2.30% 2.47% 2.31% 2.09% 2.08% 1.95% 1.78% 1.88% 1.96% 1.73% 1.64% 1.73% RF Peer Median 2019 2020 2021 2022 2023 2024 1Q25 (1) Non-GAAP; see Appendix for reconciliation. (2) Source: S&P Capital IQ. Risk-weighted Assets (RWA) used in the analysis represents the simple average of the 4 quarterly disclosed amounts for each year (some peers are estimated in the current quarter). Peers include CFG, CMA, FHN, FITB, HBAN, HWC, KEY, MTB, PNC, SNV, TFC, USB, ZION. Profitability: Sustained advantage in risk efficiency

7 Leading with Consistently Strong Growth Metrics 9.0% 9.7% 11.0% 17.6% 14.9% 9.2% 21.4% 24.1% 21.9% 17.8% 17.7% 12.0% 11.0% 12.0% 17.0% 14.7% 8.5% 16.5% 19.3% 16.4% 14.3% 13.4% RF Peer Median 2015 2016 2017 2018 2019 2020 2021 2022 2023 2024 1Q25 (1) Non-GAAP; see Appendix for RF reconciliation. Peers' source is S&P Cap IQ and includes CFG, CMA, FHN, FITB, HBAN, HWC, KEY, MTB, PNC, SNV, TFC, USB, ZION. (2) As of 12/31/2024 Rank: 1 Rank: 1 Rank: 1Rank: 1 5 Year EPS CAGR 8% 7% 5% 4% 1% —% (1)% (1)% (2)% (3)% (4)% (9)% Peer 1 Peer 2 RF Peer 3 Peer 4 Peer 5 Peer 6 Peer 7 Peer 8 Peer 9 Peer 1 0 Peer 1 1 10 Year EPS CAGR 11% 10% 9% 9% 7% 7% 7% 7% 5% 5% 4% 2% Peer 3 Peer 2 RF Peer 9 Peer 4 Peer 1 0 Peer 7 Peer 1 Peer 6 Peer 1 1 Peer 5 Peer 8 Peer Leading ROATCE(1) For 4 Straight Years Peer Median: (1)% Peer Median: 7% Rank: 1 (2) (2) Profitability: Supports a higher P/E multiple

8 Tangible Book Value Growth plus Dividends 3 Yr CAGR of TBV + Dividends 20.4% 18.7% 16.7% 16.2% 15.2% 14.2% 12.9% 12.8% 12.2% 12.2% 11.9% 11.6% 9.3% 6.9% Peer 1 RF Peer 2 Peer 3 Peer 4 Peer 5 Peer 6 Peer 7 Peer 8 Peer 9 Peer 10 Peer 11 Peer 12 Peer 13 5 Yr CAGR of TBV + Dividends 15.3% 14.9% 14.8% 14.6% 14.2% 13.9% 13.4% 13.2% 12.8% 12.6% 12.0% 11.9% 11.6% 10.4% Peer 1 Peer 7 RF Peer 2 Peer 6 Peer 9 Peer 4 Peer 8 Peer 5 Peer 11 Peer 10 Peer 13 Peer 3 Peer 12 As of 12/31/2024. Peers include CFG, CMA, FHN, FITB, HBAN, HWC, KEY, MTB, PNC, SNV, TFC, USB, ZION. Profitability: 3 and 5 yr CAGR excluding AOCI

Attractive Footprint and Strong Brand Presence

GENERATING **Consistent Sustainable Long-term Performance**

Growth: Home field advantage in the southeast

Winning in Core Markets

Building trust & serving clients for over 170 years



★ Regions HQ
■ Retail Branch Footprint
■ Specialized Lending Nationwide

Strong Profitability/Returns Supported by:

- ☑ Low Cost Core Deposits
- ☑ Strong Brand
- ☑ Loyal Customer Base
- ☑ Employer / Bank of Choice

Leading Growth Profile

7 of 8	Unemployment rates in 7 of our top 8 deposit states remain below the national average[2]
3.5%	Regions' deposit weighted population growth by MSA for 2024-2029 is 3.5% vs. national average of 2.4%[1]
16 of 25	16 of Regions' top 25[1] MSAs are projected to grow faster than the U.S. national average

~70%	Top 5 market share in ~70% of MSAs across 15-state footprint[1]
86%	86% of deposits reside in 7 states: Alabama, Tennessee, Florida, Louisiana, Mississippi, Georgia, Arkansas
~$5,300	Average consumer NIB account balance[3]

(1) Source: S&P Cap IQ. Top 25 market share as defined by deposit dollars - FDIC as of 6/30/2024; pro-forma for announced M&A transactions as of 2/18/2025. Top 5 share based on MSA and non-MSA counties. S&P's demographic data is provided by Claritas based primarily on U.S. Census data. (2) Source: U.S. Bureau of Labor Statistics. (3) Based on 1Q25 average balances.

REGIONS | 9

10 Deposit Advantage Key to Franchise Value Growth: Outperforming deposit growth & disciplined pricing FY24 Total Deposit Cost (%) Av g. T ot al D ep os it Gr ow th 1.50 2.00 2.50 3.00 —% 10% 20% 30% 40% RF Peer Median 5 Year Deposit Growth vs Current Deposit Costs(1) Above industry median growth w/ meaningfully lower cost (worth ~60bps of NIM) 1. 40% 1. 63% 1. 68% 1. 70% 1. 72% 1. 74% 1. 77% 1. 81% 1. 84% 1. 98% 2. 00% 2. 03% 2. 04% 2. 23 % RF Peer 1 Peer 2 Peer 3 Peer 4 Peer 5 Peer 6 Peer 7 Peer 8 Peer 9 Peer 10 Peer 11 Peer 12 Peer 13 1Q25 Total Deposit Cost vs Peers(1) (1)Source: S&P Cap IQ and SEC Reporting. Avg deposit balance changes cover FY19 to FY24. Peer balances have been adjusted for merger & acquisition activity: CFG, FHN, FITB, HBAN, HWC, MTB, PNC, SNV, TFC, USB. Other peers include CMA, KEY, ZION. Peer median excludes RF. 3.21% 2.85% 3.36% 3.90% 3.54% 3.52% 2.89% 2.72% 3.06% 3.06% 3.00% 3.10% RF Peer Median 2020 2021 2022 2023 2024 1Q25 Net Interest Margin vs. Peers(1) Low Cost Deposits Drive Franchise Value(1) #1 Lowest Total & IB Deposit costs among peers #2 2nd highest 5-year organic deposit growth #1 Uniquely positioned with combination of strong deposit growth & low deposit cost

Building on Our Success

Growth: Strategic investments in priority markets driving deposit expansion

GENERATING **Consistent Sustainable Long-term Performance**

Continuing to Invest in Priority Markets

Building on success with incremental investments supporting growth while maintaining advantage in core businesses and markets.

Proven Track Record of Success...

$12.5B

Deposit Growth in Priority Markets[1] since 2019

6 of 8

Priority Markets[1] Gaining Share since 2019



50% vs. 34%

Regions Deposit Growth[1] since '19 Outpacing Market

Maximizing Growth Opportunities

Priority Market Growth Opportunities[1]

$1.5T

Deposit Opportunity (RF $38B)[2]

'25-'30 Population CAGR[3]


0.48%
0.71%
1.10%
US
Regions Footprint
Priority Markets

Priority Markets '25-'30 Projected Population growth[3]


Nashville
Tampa
Atlanta
Miami/SFL
Orlando
Huntsville
Houston
Dallas/FW
1.1%
1.1%
0.9%
0.7%
1.4%
1.8%
1.2%
1.4%
Nat'l avg: 0.48%

Deposits[4]	Mkt Share	Rank
$10.2	11.0%	3
$6.5	7.6%	5
$5.7	2.5%	7
$5.4	1.6%	13
$2.8	3.8%	6
$2.6	23.1%	1
$2.3	0.74%	16
$2.2	0.54%	20

(1) Priority markets include: Tampa, Orlando, Miami/SFL, Houston, Dallas/FW, Nashville, Atlanta, and Huntsville. (2) RF Deposits in Priority Markets as of June 2024. Data Source: FDIC Deposit Data. (3) Source: S&P Capital IQ. S&P's demographic data is provided by Claritas based primarily on U.S. Census data. Percent growth represents a CAGR over the period. All S&P Cap IQ data pulls as of 4/28/2025. (4) $ in billions.

REGIONS | 11

Investing in People and Technology

Growth: Expanding talent and capabilities in markets with greatest opportunity

GENERATING **Consistent Sustainable Long-term Performance**

Investing in Banker Expansion

Over the next 3 years, will invest in Talent across the Footprint in key areas of opportunity: By hiring and converting skilled Bankers with local market expertise

Commercial and Middle Market

Associates

~80	Increase in Middle Market and Small Business Relationship Managers
~10	Incremental Treasury Management Bankers

Consumer and Wealth

~300	Reskilling Branch Sales Bankers to Focus on Small Business Opportunities
~300	Reallocating Branch Bankers to Optimized Markets with Greatest Growth Potential
~50	Incremental Mortgage Loan Originators
~30	Incremental Wealth Associates

Investments in Technology

Personalization Powered by AI

- ☑ CashFlowIQ(1)
- ☑ CashFlow Advisor(2)
- ☑ SmallBusinessIQ(3)
- ☑ Mortgage Analytics Pro(4)

- ☐ Core Modernization
  - ☐ Loan System
  - ☐ Deposit System
  - ☐ General Ledger
- ☐ Enhanced Mobile & Digital Experiences
- ☐ Small Business Digital Origination Platform

Small Business Opportunity

~12M

~5M in priority markets

Small Business Companies in Regions' Footprint (~400k RF customers today driving $2.6B or 30% avg. deposit growth since '19; $1.1B or 41% within priority growth markets)(5)(6)

(1) Provides bill payment, accounts payable and receivable, and invoice generation – streamlining all the tools needed to run a business. (2) Provides real-time cash management analysis for clients. (3) Identifies personalized solutions for small business owners. (4) Insights for mortgage lending officers. (5) Small Business defined as companies with $0M-$5M in annual revenue. Growth represents average deposit FY19 through FY24. (6) Dunn & Bradstreet. Priority markets include: Tampa, Orlando, Miami/SFL, Houston, Dallas/FW, Nashville, Atlanta, and Huntsville.

REGIONS | 12

13 First Quarter Overview Continue to deliver consistent, sustainable long-term performance (1) Non-GAAP, see appendix for reconciliation. (2) Peers include CFG, CMA, FHN, FITB, HBAN, HWC, KEY, MTB, PNC, SNV, TFC, USB, ZION. Key Performance Metrics 1Q25 Reported Adjusted(1) Net Income Available to Common Shareholders $465M $487M Diluted Earnings Per Share $0.51 $0.54 Total Revenue $1,784M $1,809M Non-Interest Expense $1,039M $1,035M Pre-Tax Pre-Provision Income(1) $745M $774M Efficiency Ratio 57.9% 56.8% Net-Charge Offs / Avg Loans 0.52% 0.52% Return on Average Tangible Common Equity(1) 17.72% 18.58% Highlights • Consistently generating top-quartile returns in our peer group(2) • Continued focus on disciplined capital allocation and risk-adjusted returns • Benefiting from loyal customer base, attractive footprint & diverse balance sheet with solid capital, robust liquidity and prudent credit risk management • Proactive hedging strategies position Regions for success in an array of economic conditions • Delivering consistent, sustainable, long- term performance while remaining focused on soundness, profitability, & growth

Diversified Lines of Businesses

GENERATING
Consistent Sustainable
Long-term Performance

Consumer Bank

- Retail Banking Services
- Mortgage
- Home Improvement Financing

Corporate Bank

- Commercial
- Corporate & Institutional
  - Corporate
  - Real Estate
  - Capital Markets
- Treasury Management
- Specialty Lending Businesses
  - ABL
  - Ascentium Capital
  - Equipment Finance

Wealth Management

- Private Wealth Investment Management, Banking & Trust Services
- Institutional, Corporate, & Philanthropic Investment Consultant Services
- Investment Solutions for Retail Clients

1Q25 Pre-tax pre-provision income[1]



7%
$745M
45%
48%

1Q25 Average loans



2%
35%
$96B
63%

1Q25 Average deposits



2%
6%
30%
$128B
62%

Consumer | Corporate | Wealth Management | Other

(1) Pie %'s exclude the pre-tax pre-provision income from the Other Segment totaling ($40) million. The Other Segment consists primarily of unallocated Treasury functions (securities portfolio and wholesale funding activities), as well as certain reconciling items necessary to translate management accounting practices into consolidated results.

REGIONS | 14

Consumer Banking Group

Driving growth and customer engagement through strategic investments

GENERATING **Consistent Sustainable Long-term Performance**

Continuing to Deliver Strong Results

Industry leader in deposit cost while showing modest balance growth ahead of peers in 1Q25; Continued focus on preserving advantageous deposit mix

Home Equity production growth of 25% vs 1Q24 driven by initiatives to capture improving consumer interest

Credit Card spend YoY growth of 5% in 1Q25 driven by account growth and higher spend per account; Continued strength of credit

1Q25 Average Loan growth relatively stable YoY and vs 4Q24

Continued strength in **expense management**

Delivering Solid Customer Satisfaction & Loyalty

Regions Bank is the highest-rated bank in Forbes' newest list of the top 300 U.S. companies for customer service

J.D. Power[1] ranked Regions Bank #1 in customer satisfaction among regional bank online experiences 4 of the last 5 years

Regions Bank **ranked 2nd in American Banker's** list of top banks by reputation

Regions Bank has been recognized as a **Fannie Mae STAR™ performer** for the 8th consecutive year

Top-decile in customer loyalty per Gallup

4.9 out of 5 Mobile app rating[2]

Strategic Investments Across The Business

Growing and retaining primary relationships by reskilling ~300 bankers to **focus on small business opportunities** and reallocating ~300 bankers to **align talent depth with highest opportunity** across key customer segments

Recruiting and growing Mortgage producers in key growth markets by an incremental ~50 mortgage loan officers

Delivering on localized strategies leveraging key sponsorships and campus activations including conducting ~6k **financial education workshops** in 1Q25

On-going investment in **Branch Network** to maintain and expand customer relationships

(1) J.D. Power 2024 U.S. Banking Online Satisfaction Study; among banks with $70B to $200B in deposits, which measures customer satisfaction with financial institutions' website experience for banking account management. Visit jdpower.com/awards for more details.
(2) iOS app store rating.

REGIONS | 15

Corporate Banking Group

Driving continued long-term performance for our clients & our shareholders

GENERATING **Consistent Sustainable Long-term Performance**

Soundness

Active credit risk and portfolio management remains a top priority

Net charge-offs of 43bps for 1Q25[(1)]
- Core Business 35bps
- Ascentium 225bps

Diversified Commercial Real Estate portfolio[(2)] that represents 16.5% of total loans outstandings:
- **Office** 1.5% of total loans outstanding
- **Senior Housing** 1.2% of loans outstanding

Enhancing client soundness with **fraud mitigation** solutions and education

Profitability

Growing NIR +2% vs 1Q24 with Treasury Management up 9%, offset by a decline in Capital Markets driven by lower M&A and Real Estate Capital Markets

Treasury Management Revenue increased 9% vs. 1Q24, achieving a new record driven by client base growth of 10%[(3)]

Client Liquidity is up 5.6% vs 1Q24, driven by growth in both on balance sheet and off-balance sheet options while managing deposit costs. Interest Bearing deposit costs were down 71bps vs. 1Q24 and 27bps vs. 4Q24

Non-Interest Expense focus in a low growth environment resulted in positive operating leverage

Growth

Executing our model of **local + expertise** to optimize clients' full cash conversion cycle, working capital, strategic advisory, & soundness around the balance sheet

Expanding coverage through investing in Commercial and Treasury Management talent across priority markets

Delivering an **integrated Small Business approach** with local & dedicated RM expertise complemented by digital omnichannel onboarding, origination, & self service

Increasing Capital Markets penetration through **growing Commercial Corporate finance and M&A coverage**

(1) Reflects Corporate Banking Group Segment results only; excludes Branch Small Business losses. (2) Total loans is representative of total bank, as of 3/31/25. (3) YoY Client Growth, March '24 to March '25

REGIONS | 16

Wealth Management Group

Focus on execution & investments to optimize the client and associate experience

GENERATING **Consistent Sustainable Long-term Performance**

Customer Experience & Communication

Delivered advice and guidance; Positioned Regions as a trusted financial voice through a National Media Blitz, including coverage by the New York Times, CNBC, Fox Business, and Sirius XM, reaching millions of viewers

Published spring edition of the Wealth Insights magazine focused on philanthropic giving, as well as industry trends

Driving Awareness through social media including out reach to a new audience. LinkedIn saw significant YoY growth, including more impressions and higher engagements

Delivered Strong Results

Record quarterly NIR in 1Q25 with growth of $11.9M, or 10%, YoY driven by strong production and increase of total Wealth Relationships

Grew Total Investment Services Assets +$1.9B or 10%, YoY

Total Wealth Management Relationships continuing to show growth, up 8% YoY

Growing Net Income Before Taxes with an increase of $6.1M, or 13%, YoY driven by growth of Total Revenue, $8.2M

1Q25 Average Loans up 4% YoY driven by growth in Commercial and Investor Real Estate

Strategic Investments & Data Analytics

Bolstered in-house research capabilities including Wealth Planning, NextGen and Wealth Transfer, and Industry Trends

Deepening relationships with existing clients by developing needs-based campaigns, leveraging segmentation and other client data to deliver unique and customized touchpoints to PWM clients

Investing in our Associates through our **Next Level Advisor Development Program** to equip our advisors with Wealth Planning knowledge and guidance around key tactics and trends

Expanding **Voice of the Client Insights Dashboard** to encompass all Wealth business units allowing for leaders and advisors to enhance the client experience

REGIONS | 17

18 Regions Receives Top Honors For the fifth consecutive year, Regions Bank was recognized as a 2025 Silver Status Military Friendly and Military Spouse Friendly Employer In 2025, Regions Bank was named a Gallup Exceptional Workplace Award Winner for Engagement for the 11th consecutive year. For the fourth consecutive year, Regions Bank was named a Best Place to Work for Disability Inclusion by the Disability Equality Index Regions Bank is the highest- rated bank on Forbes' 2024 list of Top 300 companies for customer service. Regions Bank is recognized by FORTUNE as one of America's most innovative companies. Regions Bank was ranked 1st among regional banks in JD Powers Online Banking Satisfaction StudySM . Regions Bank was recognized among American Banker's Top 20 Banks by Reputation in 2024. Regions Bank was among 12 banks, credit card companies and fintechs to be listed in USA Today's "Customer Service Champions." Regions was recognized by Governance Intelligence at the 2024 Corporate Governance Awards as Governance Team of the Year (small- to mid-cap) and Best Shareholder Engagement (small- to mid-cap). Regions Bank was recognized as a silver winner for Learning Marketer of the Year at the 2024 Degreed Visionary Awards In 2025, for the eighth consecutive year, Fannie Mae has recognized Regions Mortgage for excellence in loan servicing

Empowered by Data & Innovation

Regions remains competitive by reserving ~9–11% of revenue for technology spend

GENERATING
Consistent Sustainable Long-term Performance



ROSIE AI Powered
Personalized offering of products and services anticipating customer needs

Regions360
Regions' mission to Make Life Better is simple, customer focused, and demonstrated through Regions360, which puts customer focused culture into practice

RCLIQ[1], Wealth IQ[2], & sbIQ[3] AI Powered
Empowering our Corporate, Wealth, and Consumer bankers with AI-driven insights to deliver personalized customer service

Offer Tracker
Leverage data & insights for a dynamic, engaging, and transparent customer journey to increase success of offers to drive bottom-line production while enhancing customer experience and retention

rVoice AI Powered
Integrates customer feedback with institutional knowledge to measure customer experience by understanding customer's expectations, preferences, and aversions across various channels enabling us to drive improved customer satisfaction

Modernization & Innovation

Next Gen Platforms
Next Generation of Customer Experience and Core Banking and Data Platforms Modernization efforts began in 2021 with runway through 2027 to complete the overall program

We are migrating to native iOS and Android platforms to **create a best-in-class new mobile app for our customers**. These technologies allow us to create a more engaging user interface that also opens up new ways to **continually improve** our app's product offerings and drive customer experience.

AI-Driven Fraud Analytics
Machine learning/artificial intelligence models that detect and prevent fraud to protect the customer, the bank and its shareholders

Technology Practices and Ways of Working
Applying Security-First software development principles; expanding DevSecOps and Agile adoption

Modern Authentication Experience
Securing Customer Trust by Safeguarding client identities and organizational assets through **efficient, reusable** authentication solutions that support continued **risk-aware growth**

Open Banking and Embedded Finance
Enabling secure data sharing through the deployment of industry standardized APIs on a modern infrastructure that drives efficiency, customer-centric growth, while future proofing the bank against disruption

Data Governance
Adaptive data governance based on risk level to ensure continued confidence and trust in our data

(1) RCLIQ is a machine learning based data product used by Corporate Banking Relationship managers to find new opportunities, predict share of wallet deepening activities as well as early warning of credit deterioration and attrition risk. (2) Wealth IQ is a machine learning based data product designed to provide better advice and guidance to wealth clients by delivering insights based on client activity, attrition alerts, and other opportunities. (3) sbIQ is a data product that delivers insights and recommendations about our small business clients to Retail associates using advanced analytics and machine learning models.

REGIONS | 19

Growth in Digital

GENERATING **Consistent Sustainable Long-term Performance**

Digital Usage

Mobile Banking Active Users *(Millions)*[1]



+7%
2.46
2.57
2.63
1Q23
1Q24
1Q25

Mobile Banking Log-Ins *(Millions)*



+14%
166
183
188
1Q23
1Q24
1Q25

Customer Transactions[2][3]



Non-Digital
Digital
27%
73%
25%
75%
22%
78%
1Q23
1Q24
1Q25

Sales & Transactions

Consumer Checking Sales by Channel[4]



2%
73%
25%
2%
81%
17%
2%
74%
24%
1Q23
1Q24
1Q25
Digital
Branch
Contact Center

Digital Credit Card Sales *(Accounts in Thousands)*[5]



+72%
2.9
6.0
4.9
1Q23
1Q24
1Q25

Deposit Transactions by Channel



45.4%
32.3%
22.3%
45.0%
30.8%
24.2%
44.1%
31.3%
24.6%
1Q23
1Q24
1Q25
Branch
Mobile
ATM

Zelle Transactions (Millions)



+44%
3.50
4.35
5.03
1Q23
1Q24
1Q25

Customer Satisfaction

Mobile App



Search
Regions Mobile
Get
Ratings & Reviews
4.9
out of 5
Tap to Rate

Average 4.9 out of 5 rating from iOS app store users

Online Banking[6]

#1 in Customer Satisfaction for Regional Bank Online Experiences for four of the past five years



J.D. POWER
REGIONS BANK

(1) Total number of unique customers who have successfully authenticated and logged into the mobile app at least once within the last 90 days. (2) Digital transactions represent online and mobile only; Non-digital transactions represent branches, contact centers and ATMs. (3) Transactions represent Consumer customer deposits, transfers, mobile deposits, fee refunds, withdrawals, payments, official checks, bill payments, and Western Union. Excludes ACH and Debit Card purchases/refunds. (4) Includes cross-channel sales capabilities through digital banker dashboard applications. Additional fraud controls in digital channels placed in 4Q23. (5) Includes digital and pre-approved credit card accounts opened. (6) J.D. Power 2024 U.S. Banking Online Satisfaction Study; among banks with $70B to $200B in deposits, which measures customer satisfaction with financial institutions' website experience for banking account management. Visit jdpower.com/awards for more details.

REGIONS | 20

21 $1,230 1,220 $1,213 $1,194 Ex cl . N on -R ec ur rin g(1) • NII -3% QoQ (down less than -1% excluding non-recurring items and two fewer days); NIM decreased 3bps to 3.52% • Pressure from loan balances, fee activity, and spread compression associated with mix shift to higher-rated credits • Benefits from hedging and lower deposit costs offset contractual floating rate exposure (i.e., loans, cash, borrowings) • Elevated long-term interest rates increase new production fixed-rate asset yields • Sold ~$500M of securities at $25M pre-tax loss(3); Reinvested proceeds at higher market yields Securities RepositionHedges (1) Non-recurring items benefiting 4Q24 NII include seasonal HR asset dividends and positive loan accrual adjustments; non-recurring items reducing 1Q25 NII include 2 fewer days (normalizing to 92 day quarter) and a negative lease adjustment. (2) Market rate impacts include contractual loan, cash and borrowings repricing; fixed asset turnover at higher market rates; loan and securities spread migration; and securities premium amortization net discount accretion. (3) See appendix for comprehensive securities repositioning details. (4) Measuring from 3Q24 interest-bearing costs and peak Fed Funds of 5.50%. Market Rates(2)/ Spreads 1Q25 4Q24 +3bps -2bps-12bps +$11M -$8M-$42MNII NIM NII & Margin Performance NII protected from falling short-term rates; growth from steeper curve/securities repositioning Loan Bals / Fees +$3M +1bps $1,197 $1,243 $1,206 3.55% 3.55% 3.52% 1Q24 4Q24 1Q25 NII NIM -$36M Deposit Cost/Mix FTE NII and NIM ($ in millions) NII Attribution ($ in millions) Drivers of NII and NIM +8bps +$29M Neutral Market Rate Impacts 2.34% 2.13% 2.02% 2.37% 1.98% Qtrly Int-Bearing Rates Mnthly Int-Bearing Rates 3Q24 4Q24 1Q25 1.90% 2.00% 2.10% 2.20% 2.30% 2.40% Interest-bearing Deposit Cost Trend 1Q cycle to date interest- bearing deposit beta(4) = 32% (34% excl. growth in higher yielding deposit types) Re po rt ed Re po rt ed Ex cl . N on -R ec ur rin g(1) -$7M -3bps Cash - -1bps Exit rate lower given continued CD repricing -3bps

NII Positioning for Changing Rate Environment

Mostly "Neutral" interest rate risk position; benefit from steeper curve

GENERATING **Consistent Sustainable Long-term Performance**

Sensitivity to short-term rates

Floating Rate Balance Sheet Exposure[(1)] ($B)



Adds Floating Rate Exposure
Reduces Floating Rate Exposure
$48
$8
$(19)
$(3)
$(32)
$2
Loans
Cash
Cash Flow Hedges
Debt (incl. Hedges)
IB Deposits x 35% Beta
Residual Exposure

- **Hedging** - offsets contractual floating rate exposure and creates a mostly neutral interest rate risk position, where more or less fed funds cuts will not be a material driver of NII variability
- **Key Assumption: Deposit Costs/Beta -** need mid-30%s falling rate interest-bearing deposit beta to protect NII from fed funds cuts; potential to outperform over longer horizon assuming falling-rate deposit beta more consistent with that observed during rising rate cycle

Sensitivity to middle/long-term rates

Future NII Benefit from Fixed-Rate Asset Turnover



5yr UST +0.50% adds +$30M to +$35M full year vs forwards
Front-book / back-book benefit (current rate outlook[2])
5yr UST -0.50% -$30M to -$35M full year vs forwards
Qtr 1
Qtr 2
Qtr 3
Qtr 4

- **Front-book/back-book tailwind** - $12B to $14B of annual fixed-rate loan production and securities reinvestment at 1.25% to 1.50% higher yields than those maturing is a primary driver of NII growth
- **Benefit from higher rates/steepening curve** - remain modestly asset sensitive to middle/ long-term rate changes given impact on production/reinvestment yields

(1) 3/31/25 balance sheet except for cash, which uses expected operating level due to elevated quarter-end balances; Floating rate loans excludes mortgage ARMs. (2) Guidance rate outlook assumes 4.35% 10-year UST yield and three, 25 basis point fed funds cuts in 2025.
**Short-term tenors include all rate tenors 12 months and shorter; long-term tenors include those beyond 1 year.

REGIONS | 22

2025 NII(1) Expected Range and Assumptions

Resilient NII expected to grow in 2025 under a wide range of possible outcomes

GENERATING **Consistent Sustainable Long-term Performance**

Expectation: NII expected to grow in 2025, with fixed-rate asset turnover and funding cost management as the primary drivers; opportunity if balance sheet growth accelerates in 2H25

- 2Q25 NII to increase ~3% vs 1Q25, from day count, the removal of 1Q nonrecurring items, fixed rate asset turnover and deposit cost management
- 2025 NII expected to grow between 1 – 4%; NIM increase to 3.60% by 4Q25

Net Interest Income Trend ($M)



Return to long-term growth trajectory after post-pandemic normalization
$5,000
$4,000
$3,000
2015
2016
2017
2018
2019
2020
2021
2022
2023
2024
2025
NII
2025 NII Guidance Range

+4% Upper End

- Higher long-term interest rates / steeper yield curve (10-year 4.70% and above)
- Accelerating loan and/or deposit balance growth
- Falling rate deposit beta above mid-30%s; increasing non-interest bearing deposit mix

Current Outlook

- ~4.35% 10-year U.S. Treasury yield and three fed funds cuts in 2025
- Average loan balances relatively stable and deposit balances stable to modestly higher
- Mid-30%s int-bearing deposit beta; Non-interest bearing deposit mix stable in the low-30%s

+1% Lower End

- Lower long-term interest rates / flatter yield curve (10-year below 4%)
- Declining loan and/or deposit balances
- Falling rate deposit beta below mid-30%s; decreasing non-interest bearing deposit mix

(1) NII represents non-FTE Net Interest Income. ** No additional strategic/in-organic balance sheet changes included in 2025 expectations (e.g. securities repositioning).

REGIONS | 23

24 • Balance sheet position naturally benefits from higher interest rates (i.e. asset sensitive), supported by ◦ Large floating rate loan mix ◦ Large, stable deposit base as evidenced over multiple rate cycles • Fixed-rate securities and receive-fixed hedges insulate the natural interest rate sensitivity in the balance sheet • Current interest rate risk profile is mostly neutral to changes in market interest rates ◦ 2.5 year asset duration ◦ 2.5 year liability duration Floating 56% Fixed 44% Deposits 82% Borrowings 4% Other 2% Equity 12% IB 57% NIB 31% Time 12% Loans 60%Securities 19% Cash 7% Other 14% Floating 31% Fixed (ex Hedges) 46% Fixed Hedges 23% $131B Loans(2)(3) $96B Balance Sheet Profile (As of March 31, 2025) Portfolio Compositions $160B Assets(1) Liabilities & Equity $160B Wholesale Borrowings(2) $6B Deposits (1) Securities includes AFS, the unrealized AFS loss, and HTM securities; cash represents interest-bearing deposits held with the Federal Reserve. (2) Additional hedging detail included on the "Hedge Strategy Update" slide. Excludes forward-starting derivatives (both forward starting cash flow hedges and forward starting fair value hedges on 2Q & 3Q 2024 debt issuances.) (3) ARM mortgage loans are included as floating rate loans.

25 Balance Sheet Positioning Advantage Strong deposit franchise and funding position provide an opportunity for flexibility and margin outperformance in an evolving rate environment **All balances are ending as of 3/31/25; Source: SEC reporting. **Peers include CFG, CMA, FHN, FITB, HBAN, HWC, KEY, MTB, PNC, SNV, TFC, USB, ZION Loan-to-Deposit Ratio 97% 84% 81% 81% 80% 79% 79% 78% 76% 75% 74% 74% 73% 70% Pe er 1 Pe er 2 Pe er 3 Pe er 4 Pe er 5 Pe er 6 Pe er 7 Pe er 8 Pe er 9 Pe er 1 0 Pe er 1 1 Pe er 1 2 RF Pe er 1 3 Non-interest Bearing (NIB) to Total Deposits 38% 36% 33% 31% 30% 27% 25% 25% 23% 22% 21% 19% 18% 16% Pe er 4 Pe er 7 Pe er 6 RF Pe er 3 Pe er 9 Pe er 1 2 Pe er 1 Pe er 2 Pe er 1 0 Pe er 8 Pe er 1 3 Pe er 5 Pe er 1 1 Peer Median: 79% Peer Median: 25% Total Liability Cost (%) 2.36 2.33 2.32 2.28 2.16 2.15 2.15 2.12 2.03 2.00 1.97 1.96 1.69 1.55 Pe er 1 3 Pe er 5 Pe er 2 Pe er 1 1 Pe er 1 Pe er 9 Pe er 1 0 Pe er 1 2 Pe er 8 Pe er 4 Pe er 6 Pe er 3 Pe er 7 RF Peer Median: 2.15% Time Series: NIB to Total Deposits 30.9% 24.7% RF Peer Median 4Q 19 1Q 20 2Q 20 3Q 20 4Q 20 1Q 21 2Q 21 3Q 21 4Q 21 1Q 22 2Q 22 3Q 22 4Q 22 1Q 23 2Q 23 3Q 23 4Q 23 1Q 24 2Q 24 3Q 24 4Q 24 1Q 25 20% 25% 30% 35% 40% 45% 50%

26 2.50% 5.43% 4.50% 0.82% 2.02%1.03% 2.96% 2.48% Fed Funds RF IB Deposit Cost Peer Median 1Q17 3Q17 1Q18 3Q18 1Q19 3Q19 1Q20 3Q20 1Q21 3Q21 1Q22 3Q22 1Q23 3Q23 1Q24 3Q24 1Q25 . —% 1.00% 2.00% 3.00% 4.00% 5.00% 6.00% 59% 35% 55% 55% 29% 43% Peer Median RF '04-'07 Cycle '15-'19 Cycle '21-'24 Cycle 0% 25% 50% 75% (1) Peers include CFG, CMA, FHN, FITB, HBAN, HWC, KEY, MTB, PNC, SNV, TFC, USB, ZION (2) Retail CD maturities as of 3/31/2025; balances do not include future rollover Interest-bearing Deposit Costs vs. Peers(1) Full Rising Rate Cycle Interest-bearing Deposit Betas In t- Be ar in g De po si t R at es Regions' Deposit Pricing Deposit Pricing Outperformance Expected to Persist • Regions' deposit composition has led to repricing (betas) among the lowest in the peer group through multiple rising rate cycles • Consistent rate seeking behavior across the last two cycles; higher full cycle beta in '21-'24 driven by magnitude of Fed tightening and duration of tightening cycle • Ability to reprice deposits lower with market rate declines, consistent with mid-30% performance to-date and amount necessary to protect NII; ability to outperform over time as CDs mature and reprice lower 2.34% $5.1 $3.2 $2.1 $0.9 $0.5 4.2% 3.5% 3.8% 3.0% 2.9% Volume $B Rate 2Q25 3Q25 4Q25 1Q26 2Q26 Retail CD Maturities (as of 3/31/2025)(2)

Interest-Bearing Deposit Mix

GENERATING
Consistent Sustainable
Long-term Performance

Composition of deposit book affords ability to maintain cost advantage if rates continue to decline; When combined with hedges, creates a well protected margin

Interest-bearing Deposits: $90.5B

(labels represent % of IB Deposits)



% of 1Q25 Ending Interest-Bearing Deposits
Market Priced & CD Maturities(1)
Mid-Beta / Mid-Cost(2)
Low-Beta / Low-Cost(3)
Time Deposits
All Other Interest-Bearing Deposits
35%
21%
44%

Market Priced & CD Maturities[1]

- Accounts expected to reprice with market rates, plus near term CD maturities (incl. indexed deposits)
- More than 85% of CDs mature within the next 9 months
- Beta in falling rates: 80%-100%

Mid-Beta / Mid-Cost[2]

- Accounts with an intermediate rate
- Beta in falling rates: 20-30%

Low-Beta / Low-Cost[3]

- Mostly Consumer/Wealth low rate stable accounts with small account size & customer longevity
  - $13K avg account balance
  - Avg acct open for 14+ yrs
- Beta in falling rates: 0-10%

(1) Includes deposits with a rate above 350bps and corporate sweep deposits as well as time deposits maturing in the coming 6 months; any time deposits with a rate above 350bps are included in this cohort (2) Comprised of deposits with a rate between 100-350bps and time deposits maturing in the next 6 to 12 months (3) Includes deposits with a rate below 100bps and time deposits with a remaining maturity of more than 12 months

REGIONS | 27

Net Interest Margin History

Generating consistent, sustainable, long-term performance

GENERATING Consistent Sustainable Long-term Performance

Learned lesson from outsized credit and rate exposure in GFC; have used hedges to achieve NIM protection and outperform peers

Net Interest Margin (NIM)[1,2] Through the Interest Rate Cycle



4.25%
4.00%
3.75%
3.50%
3.25%
3.00%
2.75%
2.50%
RF NIM[1]
Peer Median NIM[1]
Outperformance given hedging portfolio and balance sheet management
Pandemic: Maintained stable Adj NIM[1] and improved performance vs. peers
Rising Rates: Retained ability to benefit, expanding outperformance vs. peers
Underperformance given elevated rate risk exposure and other correlated risks
Peak Rates: Reduced rate exposure to maintain performance vs. peers (~50bps worth ~$650mm annual NII)
1Q 07 3Q 07 1Q 08 3Q 08 1Q 09 3Q 09 1Q 10 3Q 10 1Q 11 3Q 11 1Q 12 3Q 12 1Q 13 3Q 13 1Q 14 3Q 14 1Q 15 3Q 15 1Q 16 3Q 16 1Q 17 3Q 17 1Q 18 3Q 18 1Q 19 3Q 19 1Q 20 3Q 20 1Q 21 3Q 21 1Q 22 3Q 22 1Q 23 3Q 23 1Q 24 3Q 24

Fed Funds Target Rate & Regions' Interest Rate Risk Positioning



6.00%
5.00%
4.00%
3.00%
2.00%
1.00%
0.00%
-1.00%
Elevated Rate Risk Position
Periods of abnormal monetary policy accommodation justify the need for an elevated risk profile
Normalize Rate Risk Position
Manage to a more neutral risk position as rates normalize, locking in profitability and deposit advantage
Elevated Rate Risk Position
Normalize Rate Risk Position
Great Recession
Zero Rate Recovery Period
Rising Rate Cycle
Pandemic Zero Rate Period
Rising Rate Cycle
Falling Rate Cycle
1Q 07 3Q 07 1Q 08 3Q 08 1Q 09 3Q 09 1Q 10 3Q 10 1Q 11 3Q 11 1Q 12 3Q 12 1Q 13 3Q 13 1Q 14 3Q 14 1Q 15 3Q 15 1Q 16 3Q 16 1Q 17 3Q 17 1Q 18 3Q 18 1Q 19 3Q 19 1Q 20 3Q 20 1Q 21 3Q 21 1Q 22 3Q 22 1Q 23 3Q 23 1Q 24 3Q 24 1Q 25 3Q 25

(1) Given the impact to NIM across the industry from elevated pandemic-related cash, RF and peer NIMs have been adjusted to exclude the estimated impact from surge cash above 4Q19 levels from 1Q20 to 2Q22 (2) Peers include CFG, CMA, FHN, FITB, HBAN, HWC, KEY, MTB, PNC, SNV, TFC, USB, ZION

REGIONS | 28

Hedging Strategy Update

Mostly "neutral" rate risk position protects margin & decreases capital volatility

GENERATING **Consistent Sustainable Long-term Performance**

Asset Hedge Notional



(Quarterly Avg)
(Annual Avg)
Receive-Fixed, Cash Flow Swaps - Loans
Pay-Fixed, Fair Value Swaps - AFS Securities
Net Asset Swap Position(2)
Cash Flow Collars - Loans(3)

as of 3/31/2025	1Q25	2Q25	3Q25	4Q25	2025	2026	2027	2028	2029	2030	2031
Receive-Fixed, Cash Flow Swaps - Loans	**$21.8B**	**$20.9B**	**$21.6B**	**21.5B**	**$21.5B**	**$21.0B**	**$19.7B**	**$15.2B**	**$10.3B**	**$8.9B**	**$3.9B**
Pay-Fixed, Fair Value Swaps - AFS Securities	$2.6B	$3.1B	$3.1B	$3.1B	$3.0B	$3.0B	$2.8B	$2.5B	$2.2B	$1.2B	$1.0B
Net Asset Swap Position[(2)]	**$19.2B**	**$17.8B**	**$18.5B**	**$18.4B**	**$18.5B**	**$17.9B**	**$16.9B**	**$12.7B**	**$8.1B**	**$7.7B**	**$2.9B**
Cash Flow Swap Receive Rate[(1)]		**3.01%**	**3.05%**	**3.06%**	**3.02%**	**3.08%**	**3.18%**	**3.33%**	**3.58%**	**3.57%**	**3.65%**
AFS Fair Value Swap Pay Rate[(1)]		**3.97%**	**3.97%**	**3.97%**	**3.97%**	**3.96%**	**3.89%**	**3.88%**	**3.88%**	**3.86%**	**3.85%**
Cash Flow Collars - Loans[(3)]	**$2.0B**	**$2.0B**	**$2.0B**	**$2.0B**	**$2.0B**	**$2.0B**	**$2.0B**	**$1.0B**	**$0.0B**	**$0.0B**	**$0.0B**

	1Q25 Activity	2Q25 Activity[(5)]
Fair Value Hedging - *used to manage AOCI volatility in the AFS securities portfolio*	• Added $0.8B in pay-fixed swaps (3.9%)[(4)] with avg maturity in 2031	• Added $0.7B in pay-fixed swaps (3.6%)[(4)] with avg maturity in 2032
Cash Flow Hedging - *used to manage NIM volatility*	• Added $0.5B in forward-starting receive-fixed swaps (3.7%) • Added $0.5B in spot-starting received-fixed swaps (3.8%)[(4)] to offset interest rate risk associated with fair value, AOCI hedges	• Added $0.5B in forward-starting receive-fixed swaps (3.4%)[(4)] to offset interest rate risk associated with fair value, AOCI hedges

(1) Floating rate leg of swaps vs overnight SOFR. (2) Net Asset Swap Position equals Receive-Fixed Cash Flow Swaps - Loans *minus* Pay-Fixed Fair Value Swaps - AFS Securities. (3) Collars use short interest rate caps to pay for long interest rate floors; weighted avg. floor of 1.86%, weighted avg. cap of 6.22%. (4) Cash flow swaps typically have a different day count convention than fair value swaps, resulting in a lower fixed rate. (5) 2Q25 activity includes transactions executed through May 2, 2025.

REGIONS | 29

Securities Portfolio

Provides downside rate protection/liquidity

GENERATING
Consistent Sustainable Long-term Performance

- Portfolio constructed to protect against changes in market rates
  - Duration of ~4.2 years (AFS ~3.9 years) as of 3/31/2025; provides offset to long-duration deposit book
  - ~23% of securities in the portfolio are bullet-like (CMBS, corporate bonds, agency bullets, and USTs)
  - MBS mix concentrated in less sensitive prepayment collateral types: lower loan balances, seasoning, and state-specific geographic concentrations
- 98% US Government or Agency guaranteed
  - ~$620M high quality, investment grade corporate bond portfolio is short-dated (<2.0 year duration) and well diversified across sectors and issuers
  - The Agency CMBS portfolio is guaranteed by government agencies and is collateralized by mortgage loans on multifamily properties
- 83% classified as Available-for-Sale; 17% Held-to-Maturity(3)

1Q25 Activity(3)

- Transferred $1B of AFS securities into HTM
- Sold ~$480M of AFS securities, realizing $25M in pre-tax losses
  - Proceeds were reinvested at higher current market yields; +2.9% above sales (~2.7yr payback)
  - The portfolio mix, duration, and liquidity profile were largely unchanged (extended portfolio duration 0.05yrs)
- Reinvestment of paydowns/maturities accretive to portfolio yield by ~2.1% (excludes reinvestment of sales proceeds)

3/31/2025 Securities Portfolio Composition(1)(3)



Corporate Bonds 2%
Agency/UST 8%
Agency CMBS 15%
$31.1B
Agency MBS 75%
HTM, 17%
$31.1B
AFS, 83%

Securities AOCI Burn Down and Impact to CET1(2)



$2,000
$1,500
$1,000
$500
$—
AOCI Loss ($M)
Cumulative CET1 Impact
$1,645
656
989
—%
$1,341
568
774
0.25%
$1,078
477
601
0.46%
$817
386
430
0.67%
3/31/2025
YE 2025E
YE 2026E
YE 2027E
AFS
HTM
Est. CET1 Impact

(1) Includes AFS securities, the $1.32B unrealized AFS loss, and HTM securities as of 03/31/2025. (2) Estimated Tax-Adjusted AOCI, current portfolio, market forward interest rates, and Risk Weighted Assets as of 3/31/2025. (3) Subsequent to 3/31/2025 (and executed through 5/2/2025), transferred another $1B of AFS to HTM bringing current mix of HTM / total securities to ~20%. Additionally, the securities portfolio was increased by approximately $1B through the purchase of agency MBS given favorable market and bank funding dynamics.

REGIONS | 30

Securities Portfolio - Repositioning

Provides efficient use of capital/downside rate protection

GENERATING **Consistent Sustainable Long-term Performance**

Multiple, distinct securities repositioning strategies occurred in 2024 and 2025

- Sold mostly shorter-duration agency CMBS
- Replaced with residential agency MBS with favorable prepayment protection/profiles and higher market yields
- Maintained duration on naturally shortening portfolio

Rationale for Securities Repositioning

Efficient Capital Use

- Superior returns vs alternatives (including share repurchases)
- Capital neutral w/ full AOCI look through

Portfolio Management

- Provides flexibility for relative value decision making
- Replace short-duration bonds that provide little falling rate protection

Favorable Market

- High absolute market rates and a steepening yield curve enhance attractiveness

Repositioning Summary

Execution	$ Sold	Losses Realized	Purchase Yield - Sales Yield	Payback Period (1)	Duration Extension(2)
Q1 2024	$1.3B	$50M	1.9%	2.1yrs	0.15yrs
Q2 2024	$980M	$50M	2.4%	2.6yrs	0.07yrs
Q3 2024	$1.3B	$75M	2.6%	2.7yrs	0.18yrs
Q4 2024	$696M	$30M	2.2%	2.7yrs	0.04yrs
Q1 2025	$478M	$25M	2.9%	2.7yrs	0.05yrs
Total	**$4.8B**	**$230M**	**2.3%**	**2.5yrs**	**0.49yrs**

Annual NII Impact (1)

($ in Millions)



$43
$94
$80
$57
2024
2025E
2026E
2027E
Q1 2024
Q2 2024
Q3 2024
Q4 2024
Q1 2025

(1) NII estimate and payback assumptions use Market Forwards as of trade completion dates.
(2) Point in time impact; portfolio duration is naturally shortening and repositioning provides offset.

REGIONS | 31

32 • AOCI associated with unrealized securities gains/ losses is expected to be included as a part of CET1 once B3E rules are finalized (with phase in) ◦ Given Regions’ long duration deposit base, asset duration strategies will still be needed to mitigate inherent interest rate risk exposure • Various strategies may be implemented to reduce capital volatility in the future, including: 1. Held-to-Maturity (HTM) 2. Available-for-Sale (AFS) duration management • Will migrate towards targets over time; timing dependent on rate entry point and regulatory clarity (i.e. timing / HTM treatment); holding elevated capital in interim (1) Fair value hedging includes pay fixed swaps and other strategies with the balance sheet duration likely offset through the addition of offsetting cash flow hedges against floating rate loans.(2) Includes AOCI from AFS,HTM, and Pension Assets as of 12/31/24 (3) Peer Information as of 12/31/2024 due to release timing; AOCI in CET1 (No AFS Opt Out) includes AOCI related to AFS, HTM and Pension related obligations; Source: Call Reports, RC-R and RC-B. (4) Peers include: CFG, CMA, FHN, FITB, HBAN, HWC, KEY, MTB, PNC, SNV, TFC, USB, ZION. Securities Portfolio - AOCI Management Positioned to manage level/exposure lower over time -3.5%-3.4% -2.4% -2.0%-2.0%-2.0%-2.0%-2.0%-1.9%-1.8%-1.7%-1.6% -1.4%-1.3% —% Pee r 1 Pee r 2 Pee r 3 Pee r 4 Pee r 5 Pee r 6 Pee r 7 RF Pee r 8 Pee r 9 RF (0 3/3 1) Pee r 1 0 Pee r 1 1 Pee r 1 2 Pee r 1 3 -4.0% -3.0% -2.0% -1.0% —% Adj. AOCI in CET1 as % of Risk Weighted Assets(3)(4) 12/31/2024 Tactic Progress 1) Held to Maturity (HTM) Designation Migrate AFS securities or add new purchases in HTM Grew HTM to ~20% of portfolio, up from 2% in 1H 2024; transferred ~$6.5B from AFS to HTM since 1H 2024 2) Shorter Duration AFS Portfolio • Bond selection • More fair value hedging in portfolio (1) Reduced AFS duration to ~3.9yrs, down from 4.6yrs in 1H 2024 (includes fair value hedging; see Hedging Strategy Update slide) 5yr UST C E T1 A O C I 9.8% 9.4% 9.3% 9.1% 9.0% 8.8% 8.5% (1,290) (1,670) (1,860) (2,050) (2,241) (2,431) (2,811) CET1 Incl. AOCI AOCI Excl. CF Hedges ($mm) 2.95% 3.45% 3.70% 3.95% 4.20% 4.45% 4.95% 8.5% 9.0% 9.5% 10.0% (4,000) (3,000) (2,000) (1,000) CET1 including AOCI Sensitivity(2) 03/31/2025

Non-Interest Income

GENERATING
Consistent Sustainable
Long-term Performance

Non-Interest Income
($ in millions)


$563
$585
$590
1Q24
4Q24
1Q25

Adj. Non-Interest Income[1]
($ in millions)


$613
$615
$615
1Q24
4Q24
1Q25

($ in millions)	1Q25	Change vs 4Q24	Change vs 1Q24
Service charges	$161	3.9%	8.8%
Wealth management income	129	2.4%	8.4%
Card and ATM fees	117	3.5%	0.9%
Capital markets (Ex CVA/DVA)	81	(17.3)%	(12.9)%
Mortgage income	40	14.3%	(2.4)%

QoQ Highlights & Outlook

- NIR remained stable on an adjusted[1] basis and increased slightly on a reported basis, which included a $25M pre-tax loss on securities repositioning in 1Q (similar to 4Q amount)
- Service charges increased ~4% primarily driven by an increase in Treasury Management; 1Q TM reflects record quarterly revenue benefiting from seasonal increases
- Wealth Management increased 2% generating record quarterly revenue reflecting increased sales activity
- Card & ATM fees benefited from a $9M reward accrual adjustment in 4Q, which did not recur
- Capital markets income declined, driven by lower M&A, real estate related income and syndication activity; Expect revenue to reach ~$100M over time, with near-term projections of ~$80 – $90M
- Mortgage income increased 14% driven by higher rates and slower prepayments, boosting MSR net hedge results
- Expect FY25 adjusted non-interest income to grow between 1 – 3% vs PY

(1) Non-GAAP; see appendix for reconciliation.

REGIONS | 33

Track Record of Expanding Fee-Based Services

GENERATING
Consistent Sustainable
Long-term Performance

Adjusted Non-Interest Income[1]

($ in millions)



$2,001
$2,473
2011
2012
2013
2014
2015
2016
2017
2018
2019
2020
2021
2022
2023
2024
Corporate
Consumer
Wealth
Other
Consolidated

Strategic investments & enhanced client capabilities have generated over $1B in additional revenue since the global financial crisis (GFC), more than overcoming ~$600M of lost revenue

- The enactment of Regulation E and debit interchange legislation post GFC had a combined ~$300M negative impact
- Overdraft fees have declined ~$300M since 2011, due primarily to customer-friendly enhancements

Proven Non-Interest Income Resiliency

Diversified revenue growth through expanded fee-based services

Capital Markets

- Post the sale of Morgan Keegan in 2012, expanded the business through:
  - **Organic Product Growth:** Debt & Capital Raising, Financial Risk Management, Real Estate
  - **Acquisitions**: BlackArch – M&A, Clearsight – M&A, Sabal – Agency Small Balance & Servicing Platform

Treasury Management

- New product development since 2011 accounts for 19% of annual core Treasury Management revenue
- Global Trade Finance revenue grew an average of 9.5% annually from 2019-2024 through acquisition of new clients and growth of existing relationships

Wealth Management

- Divestiture of RIG in 2018 reduced WM NIR ~($140M) annually; 2024 Investment Services and Investment Management & Trust Fees are up $188M vs 2018 (96% Organic[3]); 6-year CAGR of 8.3%
- **Acquisitions**: Highland Associates[3]

Consumer

- Organic growth in the debit card portfolio
- Since 2011 expanded mortgage servicing revenue through bulk and flow MSR acquisitions totaling $79B

(1) Non-GAAP; see appendix for reconciliation. Amounts disclosed in years 2024-2016 represent the initial amounts reported in the Company's Segment footnote in the Annual 10-K. Amounts disclosed in years 2015-2012 represent the latest year disclosed in the Company's Annual 10-K with some additional adjustments applied to represent the dynamic nature of segment reporting in order to arrive at amounts comparable to segments as currently viewed by management. Amounts in 2011 could not be recast due to lack of available data to create comparable segment disclosures. (2) YoY Client Growth, June '24 to June '23 (3) Highland Associates acquired in 2019; Contributed $8M of NIR in 2024.

REGIONS | 34

35 Capital Markets Growing products & services that our clients value Our associates delivered results • 1Q25 Capital Markets revenue ex. CVA/DVA of $81M down 17% vs 4Q24 driven by challenging market conditions impacting M&A and Real Estate Capital Markets, offset by improved Debt Underwriting and Swap Transaction revenues • CVA/DVA impact is negative $1.3M for 1Q25 • Capital Markets revenue ex. CVA/DVA range expected to be $80M-$90M per quarter in the near-term with expectations of growing to $100M Capital Markets Product Solutions Real Estate • Multi-family loan origination & distribution ◦ Fannie Mae ◦ Freddie Mac ◦ HUD • All property types loan origination & distribution • Real Estate loan syndications • Low income housing tax credit distribution Financial Risk Management • Interest Rate Derivatives • Commodity Derivatives • Foreign Exchange Debt & Capital • Loan syndication • Sponsor coverage • Loan sales & trading • Public and private capital raising Client Coverage Areas • Corporate Banking • Commercial Banking • Commercial Real Estate • Specialized Industries • Wealth Management Capital Markets Annual Revenue (Ex. CVA/DVA)(1) Mergers & Acquisitions • M&A Advisory Services (1) Prior to 2018, Capital Markets Fee income was labeled as "Capital Markets Fee Income and Other". $'s in millions. $65 $101 $151 $159 $201 $188 $263 $323 $303 $272 $354 $81 2014 2015 2016 2017 2018 2019 2020 2021 2022 2023 2024 2025

Treasury Management

Clients optimize cash flow and manage risk with Treasury Management solutions

GENERATING **Consistent Sustainable Long-term Performance**

Steadily Growing our Treasury Management Business

- **+9%** Treasury Management Revenue[1]
- **+10%** Portfolio of Treasury Management Clients[2]
- **+12%** Digital, Payment & Integrated Services Revenue[3]
- **+6%** Global Trade Services Dollar Volume[4]

Earning Recognition for Excellence

2023 Greenwich Excellence Awards - National Winner in Cash Management

Middle Market Banking:
- Customer Service
- Overall Product Capabilities
- Making Commercial Payments Easier

Small Business Banking:
- Customer Service
- Overall Satisfaction with Cash Management Specialist

2024 Presidential Award For Excellence In Supporting Exports

Regions is the only bank to receive the President's "E" Award for Export Service in 2024.

Global Trade Finance
- #1 SBA Export Lender for 5 Consecutive Years
- EX-IM Bank Lender of the Year 2020 & Deal of the Year 2022
- SBA Export Working Capital Lender of the Year (2022 & 2019)
- Highest Delegated Lender Authority
- EX-IM Medium Term Note Financing
- Export Working Capital Preferred Lender

Continually Investing in Technology

First in the marketplace to launch **Visa Commercial Pay-Mobile** to provide improved expense tracking and a simplified travel solution

Providing real-time cash management analysis for clients with the **Cash Flow Advisor** tool

Added **Xpress Connect** as a secure print and electronic communications tool to the integrated billing and payments platform, **BillerXchange**, to provide clients with efficient invoicing and communication capabilities

Simplifying cash management for small to mid-size businesses with **CashFlowIQ**, offering accounts payable, accounts receivable, invoicing, and bill payment solutions

Introduced **Embedded ERP Finance**, which allows clients to immediately access and review financial accounts and data in real-time within their own ERP platforms

Advising clients on potential fraud risks, available **treasury management mitigation solutions,** and best practices

(1) YTD Treasury Management Revenue Growth, March '25 vs. March '24. (2) YoY Client Growth excluding Branch Small Business, March '24 vs March '25. (3) YTD Digital, Payments & Integrated Revenue, March '25 vs. March '24. (4) YTD Trade Services Dollar Volume Growth, March '25 vs. March '24.

REGIONS | 36

Wealth Management

Specialized expertise and tailored investment guidance to manage and grow wealth

GENERATING **Consistent Sustainable Long-term Performance**

Wealth Management NIR[1]

($ in millions)



8.3% CAGR
$306
$71
$235
$322
$79
$243
$337
$84
$253
$382
$104
$278
$419
$122
$297
$451
$138
$313
$495
$157
$338
2018
2019
2020
2021
2022
2023
2024
Investment Management & Trust Fees
Investment Services Fee Income

The Value We Bring To Our Clients

Every client is unique and deserves a tailor-made path to confidently reach their evolving financial goals. Wherever you are, and wherever you are going, we offer a dedicated team, specialized expertise, and investment guidance to help you manage and grow wealth.

- Managing Wealth for Individuals and Institutions
- Advice & Guidance / Planning / Consultative Approach
- **Solutions**: Wealth Planning, Retirement Planning, Trust & Estates, Digital Investing, Natural Resources & Real Estate, Philanthropic Solutions, Investment Management, Funeral Trust, Custody, Escrows, Corporate Trusts, Business Succession, Brokerage and Life Insurance

Growing our Wealth Management Business[2]

- **+1%** Total Client Assets[3]
- **+8%** Total WM Relationships[4]
- **+10%** WM NIR[1]

The Client Experience

The Voice of the Regions Wealth Client

- **Continued Strength.** Private Wealth Voice of the Client metrics remain strong: ratings on all key loyalty metrics rose compared to prior year. These results are driven by an increase in 5-star scores from clients who are fully satisfied with their advisor team and experience.
  - The primary indicator of client satisfaction is the Private Wealth Management Index or PWMI. For 2024, the PWMI rose by **3.7 points** and stands at **83.2%** - up from **79.5%** last year.
- **Impact of the Relationship Team.** Clients are very satisfied with their team – **93%** of clients gave their primary point of contact a 5-star rating. The majority of clients identified their Wealth Advisor as their primary point of contact, which aligns with our desired delivery model.
- **Impact of Wealth Planning.** Wealth Planning remains a differentiator in client engagement and satisfaction – **72%** of clients say they have had a Wealth Plan discussion. Wealth Planning unlocks deeper engagement and satisfaction– clients with a Wealth Plan score significantly higher across all key metrics evaluated.
- **Focus on Action.** Launched a new Voice of the Client Insights Dashboard to empower leaders and advisors with actionable client feedback.

(1) WM NIR does not include the top of company portion of service charges on deposit accounts and similar smaller dollar amounts that are also attributable to WM. 2024 vs 2023
(2) YoY comparisons as of 03/31/25 unless otherwise noted. (3) Client Assets consists of AUA, Brokerage Assets and Annuity Assets. (4) Total WM Relationships consists of Total Private Wealth Households, Institutional Accounts, and Investment Services Accounts.

REGIONS | 37

38 Mortgage Remains a key component of fee revenue (1) Mortgage Bankers Association – April 2025 Forecast. (2) Includes residential owned portfolio and serviced for others. (3) MBA/Stratmor PGR FY24. Mortgage Income ($ in millions) Strong Performance Industry-Leading Low-Cost Servicer Delivery Efficiency • Mortgage Income: $40M 1Q25; $146M FY24 • Portfolio 757 Avg. FICO | 53% current LTV • $390K Avg. New Loan Size • Production exceeds market in percentage of purchase production volume at 83% in 1Q25 vs 71% for the industry(1) • $87B servicing portfolio(2) as of 1Q25 with appetite for future growth • $0.3B in MSRs acquired in 1Q25 with flow purchases • Importance of Scale: Servicing fees help offset production declines in elevated rate cycles • Servicing expense 22% lower than peer average(3) • 24% lower origination and fulfillment cost than peer average(3) • Omnichannel capabilities & partnership with retail bank create competitive advantage $137 $163 $333 $242 $156 $109 $146 $40 Production Revenue Servicing and MSR/Hedge Revenue 2018 2019 2020 2021 2022 2023 2024 2025 YTD

Non-Interest Expense

GENERATING Consistent Sustainable Long-term Performance

Non-Interest Expense

($ in millions)



$1,131
$1,038
$1,039
64.3%
56.8%
57.9%
1Q24
4Q24
1Q25
Non-interest expense
Efficiency ratio

Adj. Non-Interest Expense[1]

($ in millions)



$1,097
$22
$1,029
$1,035
60.6%
55.4%
56.8%
1Q24
4Q24
1Q25
Adjusted non-interest expense(1)
Incremental operational losses
Adjusted efficiency ratio(1)

Adj. Non-Interest Expense[1]

($ in millions)



2.8% CAGR
$3,387
$3,419
$3,434
$3,443
$3,541
$3,698
$3,886
$4,262
$4,227
$135
$22
2016
2017
2018
2019
2020
2021
2022
2023
2024
Adjusted non-interest expense(1)
Incremental operational losses
Include expenses associated with acquisitions(2)

QoQ Highlights & Outlook

- NIE remained relatively stable on a reported basis and increased ~1% on an adjusted[1] basis, driven primarily by a 1% increase in S&B, including one month of merit, payroll tax resets and 401(k) matching
- Seasonal increase in S&B was lower than expected due to reduced headcount and incentive comp; Talent investments in priority markets remain underway, with 2Q S&B expected to be up modestly compared to 1Q
- Committed to prudent expense management, focusing on largest categories - S&B, occupancy and vendor spend
- Expect FY25 adjusted NIE (inclusive of investments) to be flat to up ~2%; Expect to generate full year adjusted positive operating leverage in the 50 – 150bps range

(1) Non-GAAP; see appendix for reconciliation. (2) 2Q20 acquisition of Ascentium Capital and 4Q21 acquisitions of EnerBank, Sabal Capital Partners, and ClearSight Advisors.

REGIONS | 39

40 Efficiency Ratio vs. Peers 1Q25 Efficiency Ratio vs. Peers FY24 Efficiency Ratio vs. Peers 53.5% 54.7% 56.4% 56.6% 58.5% 58.8% 59.1% 60.4% 60.5% 61.5% 63.5% 66.6% 68.0% 70.2% Peer 1 Peer 2 Peer 3 RF Peer 4 Peer 5 Peer 6 Peer 7 Peer 8 Peer 9 Peer 10 Peer 11 Peer 12 Peer 13 54.1% 55.5% 56.3% 57.0% 57.0% 58.6% 59.1% 59.7% 60.1% 61.8% 64.6% 64.8% 69.3% 70.3% Peer 1 Peer 2 Peer 8 Peer 3 RF Peer 7 Peer 6 Peer 4 Peer 5 Peer 9 Peer 11 Peer 12 Peer 10 Peer 13 (1) Efficiency ratios per S&P Global Market Intelligence. Peers include CFG, CMA, FHN, FITB, HBAN, HWC, KEY, MTB, PNC, SNV, TFC, USB and ZION.

41 QoQ Highlights & Outlook • Avg loans remained relatively stable while ending loans declined 1% • Avg business loans remained stable; Customers carrying more liquidity & utilization rates remain below historic levels • Pipelines and commitments continue to trend higher, with clients ready for expansion, though it's too early to assess the full impact of tariffs on loan demand • Avg consumer loans decreased ~1% led by seasonal declines in HIFi (Home Improvement Financing) and mortgage • Expect FY 2025 average loan balances to be relatively stable, compared to 2024 $96.9 $96.7 $95.7 $63.6 $63.5 $62.9 $33.3 $33.2 $32.8 1Q24 4Q24 1Q25 $97.4 $96.4 $96.1 $64.0 $63.2 $63.1 $33.4 $33.2 $33.0 1Q24 4Q24 1Q25 Average Loans & Leases ($ in billions) Business LoansConsumer Loans Ending Loans & Leases ($ in billions) Loans Stable loan trends with cautious optimism for growth

42 $49.1 $4.9 $0.3 $6.5 $2.3 Commercial and Industrial CRE Mortgage - OO CRE Construction - OO IRE - Mortgage IRE - Construction 1Q25 Average Loan Composition $20.0$5.5 $6.1 $1.4 Mortgage Home Equity Other Consumer Consumer Credit Card Average Consumer Loans $33.0B Average Business Loans $63.1B ($ in billions)($ in billions)

43 Consumer Lending Portfolio • Avg. origination FICO 757 • Current LTV 53% • 99% owner occupied • 1Q25 QTD NCO 0.00% • Avg. origination FICO 760 • Current LTV 37% • 59% of portfolio is 1st lien • Avg. loan size $34,732 • $113M to convert to amortizing or balloon during 2025 • 1Q25 QTD NCO (0.03%) • Avg. origination FICO 779 • Avg. new loan $15,465 • 1Q25 Yield 7.82% • 1Q25 QTD NCO 1.97% • • Avg. origination FICO 771 • Avg. new line $8,812 • 1Q25 Yield 14.55% • 1Q25 QTD NCO 4.18% 5% 5% 5% 5% 11% 6% 7% 15% 9% 81% 67% 78% 2% 2% 2% Cons R/E secured Cons non-R/E secured Total consumer Not Available Above 720 620-680 Below 620 681-720 Consumer FICO Scores(1) (1) Refreshed FICO scores as of 03/31/2025. Consumer R/E secured balances comprise 78% of the Consumer portfolio while Consumer non-R/E balances comprise 22% of the Consumer portfolio. (2) Regions' Home Improvement Financing was formerly known as EnerBank. Residential Mortgage Consumer Credit Card Home Equity Home Improvement Financing(2)

Ascentium & Home Improvement Financing

GENERATING **Consistent Sustainable Long-term Performance**

1Q25	Ascentium Capital	Home Improvement Financing
1Q Average Balances	$2.6B	$5.1B
1Q Portfolio Yield	8.4%	7.8%
1Q Going-on Yield	10.0%	9.6%
1Q NCOs	2.25%	1.97%

Ascentium Capital[(1)]

Origination Growth

- Since acquisition, Ascentium Capital has grown by 40%(3)
- 56% of branches are actively offering Ascentium solutions
- In-footprint opportunities exist with the over 400k Small Business customers currently banked within the Consumer Branch network
- Contributing to strategic growth are transactions originated through cross-marketing relationships with Commercial Banking, Small Business Banking, and Home Improvement Finance

Credit

- Instilled risk based pricing
- NCOs have reverted to pre-pandemic levels and delinquencies have been range bound

Production

- 1Q25 up 12% from the prior year quarter

Home Improvement Financing[(2)]

Credit

- Prime/Super-prime focus has resulted in a strong portfolio credit profile; average FICO of 753

Growth Opportunities

- Continue to focus efforts on leveraging relationships across the organization to drive growth opportunities through referrals and enhanced value proposition.

Strong Pipeline

- Strong existing relationships provide a base of consistency while continuing to focus on adding high quality independent contractors and program sponsors

Production

- 1Q25 loan production was challenged by economic conditions and competitive pressures. Economic uncertainty remains a headwind for growth, but prudent risk management and pricing discipline ensures that loan origination is resulting in high-quality, profitable loans.

(1) Key portfolio metrics were provided with the company's original acquisition announcement on Form 8-K dated February 27, 2020. (2) Regions' Home Improvement Financing previously known as EnerBank. Key portfolio metrics were provided with the company's original acquisition announcement on Form 8-K dated June 8, 2021.. (3) Represents ending loan balance from June 2020 to March 2025.

REGIONS | 44

45 All Other Commercial 3.6% Investor Real Estate 14.0% Financial Services 12.1% CRE Unsecured, including REITs 11.1% Govt. and Education 9.8% Consumer Services 8.6% Technology Services 6.7% Manufacturing 8.0% Energy 2.2% Agriculture 0.3% Utilities 3.4% Business Services 7.7% Distribution 7.2% Healthcare 5.3% Highly Diversified Business Portfolio $63.3B(1) (1) Balances as of 03/31/2025. (2) CRE Unsecured consists 73% of REITs. (2)

Commercial Real Estate

(Outstanding balances as of March 31, 2025)

GENERATING **Consistent Sustainable Long-term Performance**

Highly Diversified Portfolio

(IRE including Unsecured CRE)



Res. Homebuilders 8.5%
Other 3.1%
Hotel 4.9%
Healthcare 7.8%
Retail 8.9%
Residential Land 0.4%
Office 8.8%
Data Center 1.0%
Diversified 10.9%
Industrial 14.9%
Commercial Land 0.3%
Self Storage 2.0%
Apartments 28.5%
$15.8B

Key Portfolio Metrics

- Unsecured loans for RE purposes generally have low leverage, with strong access to liquidity
  - 65% of REIT outstanding balances are investment grade or mapped to an IG risk rating, which provides loss insulation to the overall portfolio
  - Balance of remaining unsecured is primarily to institutional RE Funds backed by predominantly IG sponsors
- Total IRE (incl unsec. CRE) to Risk Based Capital[2]: 107% and Construction, Land, and Acq. & Dev. to Risk Based Capital: 19% are well below supervisory limits (300%/100%)

Yearly Loan Maturities



$3,000
$2,000
$1,000
$—
3%
22%
31%
26%
11%
5%
2%
Matured
2025
2026
2027
2028
2029
>5years
Multi-Family
Office
Other Real Estate
Total Real Estate

REITs within Total:



Diversified 16%
Apartments 5%
Hotel 12%
Industrial 26%
Other 6%
Self Storage 6%
Retail 22%
Office 4%
Data Center 3%
$5.2B

	$ in billions		% of Total Loans
Unsecured CRE *(incl. REITS)*	$	7.0	7.3 %
IRE		8.8	9.2 %
Total[1]	**$**	**15.8**	**16.5 %**

(1) Excludes $5.2B of Owner-occupied CRE whose source of repayment are individual businesses, and whose credit performance resembles Commercial during periods of stress. (2) Based off 12/31/2024 Risk Based Capital estimate. Supervisory limits in the December 2006 joint regulatory issuance "Guidance on Concentrations in Commercial Real Estate Lending, Sound Risk Management Practices".

REGIONS | 46

CRE- Office Portfolio

(Outstanding balances as of March 31, 2025)

GENERATING Consistent Sustainable Long-term Performance

Key Portfolio Metrics[1]	
Balances	$1,387
% of Total Loans	1.5%
NPL	$184
NPL / Loans	13.3%
Charge-offs	$20
Charge-offs / Loans	5.6%
ACL	$110
ACL / Loans	7.9%

Investor Real Estate Office Portfolio Overview



8%
92%
41%
59%
20%
80%
Class A
Class B
Multi-Tenant
Single Tenant
Suburban
Urban

ACL Rates		
Single Tenant	Multi Tenant	Miscellaneous[4]
4.0%	13.9%	2.7%

Ongoing Portfolio Surveillance

- Business Offices secured = 88% / unsecured = 12%
- WA LTV 70% (based on appraisal at origination or most recent received); Stressed WA LTV 85% using GreenStreet[2]
- 60% of secured outstanding IRE balances are located in the South of which 90% is Class A
- Investment Grade tenants make up 77% of Single Tenant IRE balances
- For Office loans maturing in the next 12 months, properties are 87% leased on average (86% occupied)
- $691M or approximately 50% of total Office balances will mature in the next 12 months[3]
- Rents have reduced slightly or remain flat from pre-COVID levels while capital costs (i.e., tenant improvements) and rent concessions are high, contributing to a substantial decline in net effective rents

(1) $ in Millions. Amounts include IRE and CRE Unsecured loans but exclude Held For Sale loans. Metrics represent 03/31/2025 results except for charge-offs, which reflects results for the 3 months ended March 31, 2025, annualized, based on average balances. NPL & ACL percentages are based on Portfolio totals. (2) Stressed LTV based on GreenStreet's Commercial Property Price Index as of April 4, 2025; applied the "Recent Peak" discount to properties where the latest appraisal is >1 year (37% discount); applied the "Past 12 Months" discount to properties where an appraisal occurred within the last year (0% discount). (3) Includes matured balances. (4) Comprised of REITs and business banking borrowers.

REGIONS | 47

48 Transportation - Trucking (Outstanding balances as of March 31, 2025) (1) $ in Millions. Metrics represent 03/31/2025 results except for charge-offs, which reflects results for the 3 months ended March 31, 2025, annualized, based on average balances. NPL & ACL percentages are based on Portfolio totals. Metrics are inclusive of the Ascentium portfolio. Key Portfolio Metrics(1) Balances $1,362 % of Total Loans 1.4% NPL $109 NPL / Loans 8.0% Charge-offs $27 Charge-offs / Loans 7.8% ACL $84 ACL / Loans 6.2% • The trucking industry entered 2025 with cautious optimism given the potential for freight demand and rates to recover; however, there is uncertainty especially as tariffs and the resulting impact on consumer spending / business investment make the path forward difficult to predict • Freight measures suggest that supply chain activity has increased; however, activity has recently slowed as trade related controls have been implemented • Our strategy remains primarily centered around larger, existing clients and slowing originations of smaller trucking financings at this point in the cycle Ongoing Portfolio Surveillance

49 QoQ Highlights & Outlook • Avg deposits increased 1% and ending deposits increased 3%, typical for 1Q tax seasonality as well as customer preference for liquidity amid the uncertain environment • NIB mix has remained steady in the low 30% range, despite IB deposit growth • Expect 2Q balances to be roughly flat, as tax payments are offset by relationship deepening and new customer growth in priority and core markets • Ongoing caution may lift balances near- term, expect FY 2025 average deposits to be stable to modestly higher compared to 2024 $129.0 $127.6 $131.0 $81.1 $78.6 $80.6 $37.1 $38.4 $39.7 $7.8 $7.7 $7.8 $3.0 $2.9 $2.9 1Q24 4Q24 1Q25 $127.1 $126.5 $127.7 $79.2 $78.5 $78.7 $37.1 $37.4 $38.3 $7.7 $7.5 $7.6 $3.1 $3.1 $3.1 1.56% 1.47% 1.40% 1Q24 4Q24 1Q25 (1) Other deposits represent non-customer balances primarily consisting of wholesale funding (for example, Eurodollar trade deposits, selected deposits and brokered time deposits). (2) IB deposit costs were 2.02%, 2.13%, and 2.31% in 1Q25, 4Q24, and 1Q24, respectively. Average Deposits by Segment ($ in billions) Deposits Relationship deepening and customer acquisition support stabilizing deposit trends Wealth Mgt Other(1) Consumer Bank Corporate Bank Ending Deposits by Segment ($ in billions) Total Deposit Costs(2)

Checking Balances & Spending Levels

GENERATING Consistent Sustainable Long-term Performance

Balances and Avg Monthly Consumer & Wealth Spending vs. 2019[1]



60%
40%
20%
—%
% Change vs. 2019
2019 Average
1Q22
1Q25
Change in Checking Deposits
Change in Spending Activity

Ratio of Consumer & Wealth Checking Balances to Monthly Spending[1]



1.7x
2.2x
1.9x
1.7x
1.6x
2019 Average
1Q22
1Q23
1Q24
1Q25

- Pre-pandemic, customers maintained a relatively steady ratio of checking balances to spending activity.
- After a period of elevated balances during 2020-2023, customers in aggregate hold 1.6x monthly spend versus a pre-pandemic average level of ~1.7x.
- The moderately lower ratio is largely driven by more affluent customers now operating below their pre-pandemic trend level given their higher opportunity cost for low interest-bearing cash.

(1) Balances are consumer and private wealth checking average balances and exclude branch small business. Spending includes all debit activity except wires and internal transfers between Regions accounts; ratio reflects an average of the months in the period.

REGIONS | 50

Diversified Deposit Base

GENERATING
Consistent Sustainable
Long-term Performance

Insured/Uninsured Deposit Mix(1)(2)


Retail Uninsured
$8.0
Other
$—
Wholesale Non-Operational Uninsured
$11.8
Less Stable Categories
Wholesale Operational Uninsured
$15.9
$131B
Retail Insured
$80.2
Wholesale Insured
$4.0
More Stable Categories
Public Funds + Trust
$11.0

- ~73% of Total Deposits are covered by FDIC insurance or are collateralized (Public Funds or Trust)
- No single depositor exceeds 1% of total deposits
- Average Consumer NIB Account balance of ~$5,300 (as of 1Q25)
- >90% of consumer checking households include a high-quality checking account[3]; further, >60% of consumer deposit balances are with customers that have been with Regions for 10 years or more

(1) $ in billions as of 3/31/2025. (2) Data and categorization reflects FR 2052a (Complex Institution Liquidity Monitoring Report) methodology. (3) High quality checking account estimates are based on multiple individual account behaviors and activities (e.g., balances and transaction levels).

REGIONS | 51

52 Deposit Advantage Well diversified deposit base vs. peers (1) As of 12/31/2024. Source: Bank Call Reports / SEC filings. Peers include CFG, CMA, FHN, FITB, HBAN, HWC, KEY, MTB, PNC, SNV, TFC, USB, ZION. ...Resulting in one of the highest mix of FDIC insured deposits amongst peers % of Total Deposits Insured By FDIC(1)% of Total Deposits Balance in Accounts Less than $250k(1) Regions holds a larger proportion of smaller deposit balance accounts when compared to the industry... 67% 63% 60% 59% 56% 56% 56% 56% 53% 53% 52% 51% 51% 49% Peer 3 RF Peer 8 Peer 2 Peer 6 Peer 4 Peer 5 Peer 7 Peer 9 Peer 1 Peer 12 Peer 10 Peer 13 Peer 11 55% 54% 53% 50% 49% 47% 47% 46% 43% 43% 42% 41% 41% 39% Peer 1 RF Peer 2 Peer 3 Peer 4 Peer 5 Peer 6 Peer 7 Peer 8 Peer 9 Peer 10 Peer 11 Peer 12 Peer 13 • Regions ranks at or near the top vs. peers in several metrics measuring the retail/granular nature of our deposit base • These facts bear out in the advantaged beta observed through cycles

Capital and Liquidity

Managing capital flexibility to support growth and shareholder returns

GENERATING Consistent Sustainable Long-term Performance

Tier 1 Capital Ratio[1]


11.6%
12.2%
12.2%
1Q24
4Q24
1Q25

Common Equity Tier 1 Ratio[1]


10.3%
10.8%
10.8%
1Q24
4Q24
1Q25

Total Liquidity Sources

Position ($B) as of	4Q24	1Q25
Cash at the Federal Reserve[2]	$ 7.7	$ 10.9
Unencumbered Investment Securities[3]	23.1	24.1
Federal Home Loan Bank Availability	10.2	10.8
Discount Window Availability	21.6	22.1
Total	$ 62.6	$ 67.9

QoQ Highlights & Outlook

- Declared 1Q common dividends of $226M or $0.25 per share and executed $242M in share repurchases
- Dividend payout target of 40-50% of earnings
- In near term, will manage adjusted CET1[1][4] (inclusive of AOCI) closer to the lower end of 9.25 – 9.75% operating range
- Common book value per share of $18.70 and Tangible common book value per share[4] of $12.29, an 11.6% and 17.9% increase respectively YoY
- Total Liquidity Sources well above required levels as informed by internal liquidity stress testing; Fed cash is elevated largely from tax season impacts on deposits which normalize in April
- Including capacity at the discount window, liquidity to uninsured deposits ratio is ~190%[5]

(1) Current quarter ratios are estimated. (2) Fed master account closing balance only. Does not include other small in transit / processing items included in Call Report or SEC reports. (3) Unencumbered Investment Securities comprise securities that are eligible as collateral for secured transactions through market channels or are eligible to be pledged to the Federal Home Loan Bank, the Federal Reserve Discount Window, or the Standing Repo Facility. (4) Non-GAAP; see appendix for reconciliation. (5) This ratio excludes intercompany and secured deposits.

REGIONS | 53

CET1 Under Basel III Endgame (B3E)

GENERATING **Consistent Sustainable Long-term Performance**

B3E Update

- B3E has yet to be finalized but expect AOCI to be included in Regulatory Capital
- CET1 inclusive of AOCI increased linked-quarter given lower interest rates as well as solid capital accretion and volatility management activities in the quarter
  - CET1 adjusted to include AOCI at 3/31 improved 30 bps to an estimated 9.1%(2)
  - ***In the near term, expect to manage CET1 inclusive of AOCI closer to the lower end of our 9.25% - 9.75% Operating Range; Creates meaningful flexibility***

Volatility Management

- ***Reclassified Available-for-Sale securities into Held-to-Maturity*** to reduce volatility; ~17% of portfolio in HTM at quarter-end
  - $1.0B transfer in 1Q25 and another $1.0B in early 2Q25 ($4.5B in 2H24)(3)
  - Added $0.8B AFS swaps in 1Q25 and another $0.5B in early 2Q25 ($2.0B in 2H24)
- Over time, we will consider additional actions to further manage AOCI volatility:
  - Held-to-Maturity
  - Derivative Hedging
  - Asset Selection

Common Equity Tier 1



10.4%
10.4%
10.6%
10.8%
10.8%
Operating Range | 9.25% - 9.75%
8.2%
8.2%
9.1%
8.8%
9.1%
1Q24
2Q24
3Q24
4Q24
1Q25
Reported CET1 Ratio(1)
Adjusted CET1 Inclusive of AOCI(2)
Operating Range

(1) Current quarter ratio is estimated. (2) Non-GAAP; see appendix for reconciliation. (3) Transferred another $1B of AFS to HTM in early April 2025 bringing current mix of HTM / total securities to ~20%.

REGIONS | 54

55 6.42% 6.55% 7.37% 6.86% 7.17% 8.34% 8.50% 8.47% 8.57% 8.42% TCE Ratio Adjusted TCE Ratio, ex-AOCI 1Q24 2Q24 3Q24 4Q24 1Q25 6% 7% 8% 9% 10% Tangible Common Equity (1) Non-GAAP, see Appendix for reconciliation. • Higher levels of interest rates are generally beneficial to Regions through expansion in net interest margin and deposit value ◦ However, higher rates also result in unrealized losses within our securities and cash flow hedging portfolios which act as a drag on our ratio of TCE to Tangible assets Tangible Common Equity(1)

Continuous Improvement in Risk Management

Our commitment to strengthening credit risk disciplines and intentional portfolio shaping over the past decade-plus leaves us well positioned for sound, profitable growth

GENERATING
Consistent Sustainable Long-term Performance

Strong Origination Disciplines Aligned with Comprehensive Risk Framework

- ☑ Enhanced risk framework through expanded controls, policies and procedures
- ☑ Invested in data, analytics and market benchmarks to provide early-warning indicators and dynamic industry outlooks
- ☑ Centralized credit products underwriting, servicing, and exposure management within specialized lending units and enhanced approval structure for higher-risk portfolios
- ☑ Advanced risk rating methodologies and stress testing capabilities
- ☑ Modified incentive plans and pricing frameworks to better promote risk-reward alignment

Active Portfolio Management and Non-Core Business Exits

- ☑ Derisked Commercial Real Estate Portfolio by diversifying into less cyclical sectors
- ☑ Focused growth in higher quality relationships and segments including investment grade utilities, REITs, asset securitizations, and subscription lines
- ☑ Actively reduced percent of portfolio comprised of leveraged loans and other higher risk segments
- ☑ Exited, reduced, or realigned portfolios (Oil Field Services, SoFi, GreenSky, Indirect Auto lending)
- ☑ Exited non-core businesses including Regions Insurance and Morgan Keegan
- ☑ Enhanced interest rate risk management through proactive hedging strategies

Case Studies in Portfolio De-Risking



Construction and Land
2010
22%
2020
16%
2024
14%
% of Real Estate Loans
Investment Grade Equivalents
2010
20%
2020
29%
2024
36%
% of Business Loans
Oilfield Services
2010
36%
2020
17%
2024
14%
% of Energy Loans

REGIONS | 56

57 0.88% —% 0.50% 1.00% 1.50% 2.00% 2.50% 0.52% —% 0.50% 1.00% 1.50% 2.00% Historical Credit Profile Non-Performing Loans Total Net Charge-Offs 1Q20 1Q25 4Q221Q20 4Q22 1Q25 • Non-Accrual and loss rate levels have reverted to historical pre-pandemic ranges as expected Average Pre-Pandemic 0.46% Average Pandemic 0.35% Average Pre-Pandemic 1.07% Average Pandemic 0.64% 1Q13 1Q13

58 0.66% —% 0.50% 1.00% 1.50% 2.00% 2.50% 3.00% 3.50% 0.44% —% 0.50% 1.00% Consumer Net Charge-Offs(2) Commercial Net Charge-Offs(1) 1Q20 1Q25 4Q22 1Q20 4Q22 1Q25 (1) Includes C&I, CRE - OO and IRE. (2) The spike in Consumer net charge-offs in late 2013 was associated with the move of ~$700M primarily accruing troubled debt restructured residential first mortgage loans to held for sale resulting in ~$150M of charge-offs. The spikes in 3Q22 and 4Q23 were associated with the fair value marks taken on the sales of ~$1.2B and ~$300M consumer unsecured loan portfolios resulting in $63M and $35M of incremental charge-offs, respectively. Average Pre-Pandemic 0.27% Average Pandemic 0.25% Average Pre-Pandemic 0.78% Average Pandemic 0.53% 1Q13 1Q13 Historical Credit Profile

59 QoQ Highlights & Outlook • 1Q annualized NCOs totaled 52bps, up 3bps, driven by loans in previously identified portfolios of interest, as expected and already reserved for • NPLs decreased 8bps to 88bps, below our pre-pandemic historical average of 107bps; Business services criticized loans increased 4% • Provision was approximately equal to NCOs at $124M and the resulting ACL ratio remained relatively stable at 1.81% as declines from specific reserves and portfolio changes were offset by economic and qualitative adjustments • "Through-the-cycle" NCO range remains 40-50bps; Expect FY25 NCOs to be toward the upper end of this range attributable primarily to credits within previously identified portfolios of interest that are already reserved for (1H25 NCOs expected to be higher than 2H25) Asset Quality Customers remain healthy - Credit Metrics within expectations $1,731 $1,729 $1,730 1.79% 1.79% 1.81% 191% 186% 205% ACL ACL/Loans ACL/NPLs 1Q24 4Q24 1Q25 $121 $119 $123 0.50% 0.49% 0.52% NCOs NCOs Ratio 1Q24 4Q24 1Q25 $906 $928 $843 0.94% 0.96% 0.88% NPLs - excluding LHFS NPL/Loans 1Q24 4Q24 1Q25 (1) $ in Millions. Net Charge-Offs(1) Allowance for Credit Losses (ACL)(1) Non-Performing Loans (NPLs)(1)

60 QoQ Highlights • 1Q allowance essentially flat compared to the prior quarter, resulting in a $124M provision expense • A consistent ACL resulted from: ◦ Decreases in Specific Reserve borrowers driven by charge-offs ◦ Portfolio decrease due to net portfolio runoff and a reduction in the remaining average life of loan, partially offset by some credit quality deterioration ◦ Deterioration in the baseline economic forecast and net increases in qualitative adjustments driven by economic uncertainty resulting from concerns about the impacts of new tariffs $1,729 $(20) $(16) $37 $1,730 Allowance for Credit Losses 03/31/2025 ($ in millions) 12/31/2024 Portfolio Changes Economic/ Qualitative Changes Specific Reserve Changes

61 Pre-R&S period 1Q2025 2Q2025 3Q2025 4Q2025 1Q2026 2Q2026 3Q2026 4Q2026 1Q2027 Real GDP, annualized % change 1.4% 1.1% 0.9% 1.4% 1.7% 2.1% 2.3% 2.1% 2.0 % Unemployment rate 4.1% 4.2% 4.2% 4.3% 4.3% 4.3% 4.2% 4.2% 4.1 % HPI, year-over-year % change 3.1% 2.8% 2.3% 1.6% 1.1% 1.2% 1.4% 1.7% 2.0 % CPI, year-over-year % change 2.8% 3.0% 3.6% 3.6% 3.2% 2.9% 2.5% 2.3% 2.3 % Base R&S Economic Outlook (As of March 2025) • A single, base economic forecast represents Regions’ internal outlook for the economy as of 1Q25 over the reasonable & supportable forecast period • Economic uncertainty which was evaluated partially due to the pending tariff policy announcements is accounted for through qualitative adjustments to our modeled results • Management considered alternative internal and external forecasts to establish appropriate qualitative adjustments • Final qualitative adjustments included consideration of the allowance's sensitivity to economic uncertainties that reflected a 15-20% increase in the unemployment rate

62 As of 3/31/2025 Day 1 Ratios (in millions) Loan Balance ACL ACL/Loans Actual Proforma C&I $46,140 $572 1.24 % CRE-OO mortgage 4,849 107 2.21 % CRE-OO construction 316 10 3.04 % Total commercial $51,305 $689 1.34% 1.33% 1.32 % IRE mortgage 6,376 211 3.31 % IRE construction 2,457 33 1.36 % Total IRE $8,833 $244 2.77% 1.06% 1.06 % Residential first mortgage 20,000 113 0.56 % Home equity lines 3,130 89 2.84 % Home equity loans 2,371 28 1.18 % Consumer credit card 1,384 117 8.49 % Other consumer 870 60 6.95 % Total consumer $27,755 $407 1.47% 1.73% 1.41 % Sold/Acquired Portfolios(1) $7,840 $390 4.97% 5.92% 4.97 % Total $95,733 $1,730 1.81% 1.71% 1.62 % Allowance Allocation Regions "Day 1" CECL ACL ratio on 1/1/2020 was 1.71%. The company has executed a number of de-risking strategies that have improved the overall loan portfolio. Taking the 1Q25 loan portfolio and applying the "Day 1" ACL rates would produce a proforma Day 1 ACL ratio of 1.62%. (1) Sold portfolios since Day 1 CECL include SoFi, GreenSky and Auto. Acquired portfolios include Ascentium and EnerBank.

2025 Expectations

GENERATING **Consistent** **Sustainable** **Long-term Performance**

FY 2025 Expectations	
Net Interest Income (vs. 2024 of $4,818)	up 1 – 4%[3]
Adjusted Non-Interest Income (vs. adjusted 2024 of $2,473)[1]	up 1 – 3%[2]
Adjusted Non-Interest Expense (vs. adjusted 2024 of $4,227)[1]	flat to up ~2%[2] (Inclusive of investments)
Average Loans (vs. 2024 of $97,036)	relatively stable
Average Deposits (vs. 2024 of $126,615)	stable to modestly higher
Net Charge-Offs / Average Loans	40 – 50 bps (Expect to be toward upper end)
Effective Tax Rate	20 – 21%

Expectations for 2Q25 & Beyond[3]

- NII expected to grow in 2025, with fixed-rate asset turnover and funding cost management as the primary drivers; opportunity if balance sheet growth accelerates in 2H25
  - 2Q25 NII to increase ~3% vs 1Q25
- NIM increase to 3.60% by 4Q25
- Expect Capital Markets quarterly revenue to be ~$80-$90M in the near-term
- Expect to generate FY adjusted positive operating leverage[1][2] in 2025 in the 50 – 150 bps range
- In the near term expect to manage adjusted CET1[1][2] (inclusive of AOCI), closer to the lower end of our 9.25 – 9.75% operating range

(1) Non-GAAP, see appendix for reconciliation of historical amounts. (2) Due to the complexity and inherent difficulty in forecasting the occurrence and the financial impact of various items that have not yet occurred, are out of the Company's control or cannot be predicted without unreasonable effort, a reconciliation of these forward-looking non-GAAP measures to their most directly comparable GAAP financial measures has not been provided. The reconciliation of these forward-looking non-GAAP financial measures to their comparable GAAP financial measures following the end of 2025 is expected to be consistent with the historical reconciliation of such measures. (3) Expectations assume recent market rate levels including a 4.35% 10-year Treasury yield and three, 25 basis point Fed Funds cuts this year.

REGIONS | 63

Appendix

65 Management uses computations of earnings and certain other financial measures, which exclude certain adjustments that are included in the financial results presented in accordance with GAAP, to monitor performance and believes these measures provide meaningful information to investors. Non-interest expense (GAAP) is presented excluding certain adjustments to arrive at adjusted non-interest expense (non-GAAP), which is the numerator for the efficiency ratio. Non-interest income (GAAP) is presented excluding certain adjustments to arrive at adjusted non-interest income (non-GAAP), which is the numerator for the fee income ratio. Adjusted non-interest income (non-GAAP) and adjusted non-interest expense (non-GAAP) are used to determine adjusted pre-tax pre-provision income (non-GAAP). Net interest income (GAAP) on a taxable-equivalent basis and non-interest income are added together to arrive at total revenue on a taxable-equivalent basis. Adjustments are made to arrive at adjusted total revenue on a taxable-equivalent basis (non-GAAP), which is the denominator for the fee income and efficiency ratios. Net loan charge-offs (GAAP) are presented excluding adjustments to arrive at adjusted net loan-charge offs (non-GAAP). Adjusted net loan charge-offs as a percentage of average loans (non-GAAP) are calculated as adjusted net loan charge-offs (non-GAAP) divided by average loans (GAAP) and annualized. Regions believes that the exclusion of these adjustments provides a meaningful basis for period-to-period comparisons, which management believes will assist investors in analyzing the operating results of the Company and predicting future performance. These non-GAAP financial measures are also used by management to assess the performance of Regions’ business. It is possible that the activities related to the adjustments may recur; however, management does not consider the activities related to the adjustments to be indications of ongoing operations. Regions believes that presentation of these non-GAAP financial measures will permit investors to assess the performance of the Company on the same basis as that applied by management. Tangible common shareholders’ equity, tangible common book value per share, and return on average tangible common shareholders' equity (ROATCE) ratios have become a focus of some investors and management believes they may assist investors in analyzing the capital position of the Company absent the effects of intangible assets and preferred stock. Analysts and banking regulators have assessed Regions’ capital adequacy using the tangible common shareholders’ equity measure. Because tangible common shareholders’ equity, tangible common book value per share, and ROATCE are not formally defined by GAAP or prescribed in any amount by federal banking regulations they are currently considered to be non-GAAP financial measures and other entities may calculate them differently than Regions’ disclosed calculations. Adjustments to shareholders' equity include intangible assets and related deferred taxes and preferred stock. Additionally, adjustments to ROATCE include accumulated other comprehensive income. The Company also presents accumulated other comprehensive income excluding adjustments to arrive at adjusted accumulated other comprehensive income (non-GAAP). Since analysts and banking regulators may assess Regions’ capital adequacy using tangible common shareholders’ equity, management believes that it is useful to provide investors the ability to assess Regions’ capital adequacy on this same basis. CET1 is a capital adequacy measure established by federal banking regulators under the Basel III framework. Banking institutions that meet requirements under the regulations are required to maintain certain minimum capital requirements, including a minimum CET1 ratio. This measure is utilized by analysts and banking regulators to assess Regions’ capital adequacy. Under the framework, Regions elected to remove the effects of certain portions of AOCI in the calculation of CET1. Adjustments to the calculation prescribed in federal banking regulations are considered to be non-GAAP financial measures. Adjustments to CET1 include certain portions of AOCI to arrive at CET1 inclusive of AOCI (non-GAAP), which is a potential impact under recent proposed rulemaking standards. Since analysts and banking regulators may assess Regions’ capital adequacy using proposed rulemaking standards, management believes that it is useful to provide investors the ability to assess Regions’ capital adequacy on this same basis. Non-GAAP financial measures have inherent limitations, are not required to be uniformly applied and are not audited. Although these non-GAAP financial measures are frequently used by stakeholders in the evaluation of a company, they have limitations as analytical tools, and should not be considered in isolation, or as a substitute for analyses of results as reported under GAAP. In particular, a measure of earnings that excludes selected items does not represent the amount that effectively accrues directly to shareholders. Management and the Board of Directors utilize non-GAAP measures as follows: • Preparation of Regions' operating budgets • Monthly financial performance reporting • Monthly close-out reporting of consolidated results (management only) • Presentation to investors of company performance • Metrics for incentive compensation Non-GAAP Information

Non-GAAP Reconciliation

Pre-Tax Pre-Provision Income (PPI) Less Charge-Offs to Risk-Weighted Assets

GENERATING **Consistent Sustainable Long-term Performance**

($ amounts in millions)		Quarter Ended 3/31/2025	Year Ended 2024	2023	2022	2021	2020	2019
Net income available to common shareholders (GAAP)		$ 465	$ 1,774	$ 1,976	$ 2,146	$ 2,400	$ 991	$ 1,503
Preferred dividends (GAAP)		25	119	98	99	121	103	79
Income tax expense (GAAP)		131	461	533	631	694	220	403
Income (loss) before income taxes (GAAP)		621	2,354	2,607	2,876	3,215	1,314	1,985
Provision for (benefit from) credit losses (GAAP)		124	487	553	271	(524)	1,330	387
Pre-tax pre-provision income (non-GAAP)		745	2,841	3,160	3,147	2,691	2,644	2,372
Other adjustments:								
Gain on sale of affordable housing residential mortgage loans			—	—	—	—	—	(8)
Securities (gains) losses, net		25	208	5	1	(3)	(4)	28
Gains on equity investment		—	—	—	—	(3)	(50)	—
Leveraged lease termination gains, net		—	—	(2)	(1)	(2)	(2)	(1)
Bank-owned life insurance		—	—	—	—	(18)	(25)	—
Insurance proceeds		—	—	—	(50)	—	—	—
FDIC insurance special assessment		1	16	119	—	—	—	—
Salaries and employee benefits—severance charges		1	30	31	—	6	31	5
Branch consolidation, property and equipment charges		—	3	7	3	5	31	25
Contribution to the Regions Financial Corporation foundation		—	—	—	—	3	10	—
Early extinguishment of debt		—	—	(4)	—	20	22	16
Acquisition expenses		—	—	—	—	—	1	—
Professional, legal and regulatory expenses		2	3	1	179	15	7	—
Other Miscellaneous expenses		—	(37)	—	—	—	—	—
Total other adjustments		29	223	157	132	23	21	65
Adjusted pre-tax pre-provision income (non-GAAP)	A	$ 774	$ 3,064	$ 3,317	$ 3,279	$ 2,714	$ 2,665	$ 2,437
Net loan charge-offs (GAAP)	B	$ 123	$ 458	$ 397	$ 263	$ 204	$ 512	$ 358
Simple avg of 4 trailing quarters of RWAs (1)	C	$ 124,631	$ 124,984	$ 126,605	$ 122,121	$ 108,900	$ 108,438	$ 105,996
Annualized PPI - Charge-offs / Average Risk-Weighted Assets	A-B / C	2.08 %	2.09 %	2.31 %	2.47 %	2.30 %	1.99 %	1.96 %

(1) Simple average of 4 trailing quarters of risk-weighted assets calculated from applicable periods' Call Report data.

REGIONS | 66

67 Non-GAAP reconciliation Return on Average Tangible Common Shareholders' Equity Quarter Ended Year Ended ($ amounts in millions) 3/31/2025 2024 2023 2022 2021 2020 2019 2018 2017 2016 2015 RETURN ON AVERAGE TANGIBLE COMMON SHAREHOLDERS' EQUITY Net income available to common shareholders A $ 465 $ 1,774 $ 1,976 $ 2,146 $ 2,400 $ 991 $ 1,503 $ 1,695 $ 1,199 $ 1,099 $ 998 Average shareholders' equity 18,127 $ 17,484 $ 16,522 $ 16,503 $ 18,201 $ 17,382 $ 16,082 $ 15,381 $ 16,665 $ 17,126 $ 16,916 Less: Average intangible assets 5,899 5,920 5,960 6,023 5,435 5,239 4,943 5,010 5,103 5,125 5,099 Average deferred tax liability related to intangibles (126) (117) (106) (103) (99) (99) (94) (97) (148) (162) (170) Average preferred stock 1,715 1,693 1,659 1,659 1,658 1,509 1,151 820 820 820 848 Average tangible common shareholders' equity B $ 10,639 $ 9,988 $ 9,009 $ 8,924 $ 11,207 $ 10,733 $ 10,082 $ 9,648 $ 10,890 $ 11,343 $ 11,139 Return on average tangible common shareholders' equity A/B 17.72% 17.77% 21.93% 24.05% 21.42% 9.23% 14.91% 17.57% 11.01% 9.69% 8.96%

68 As of and for Quarter Ended ($ amounts in millions, except per share data) 3/31/2025 12/31/2024 9/30/2024 6/30/2024 3/31/2024 TANGIBLE COMMON RATIOS Shareholders’ equity (GAAP) A $ 18,530 $ 17,879 $ 18,676 $ 17,169 $ 17,044 Less: Preferred stock (GAAP) 1,715 1,715 1,715 1,659 1,659 Common shareholders' equity (GAAP) B 16,815 16,164 16,961 15,510 15,385 Less: Intangible assets (GAAP) 5,894 5,902 5,911 5,920 5,929 Deferred tax liability related to intangibles (GAAP) (126) (126) (122) (119) (114) Tangible common shareholders’ equity (non-GAAP) C $ 11,047 $ 10,388 $ 11,172 $ 9,709 $ 9,570 Total assets (GAAP) D $ 159,846 $ 157,302 $ 157,426 $ 154,052 $ 154,909 Less: Intangible assets (GAAP) 5,894 5,902 5,911 5,920 5,929 Deferred tax liability related to intangibles (GAAP) (126) (126) (122) (119) (114) Tangible assets (non-GAAP) E $ 154,078 $ 151,526 $ 151,637 $ 148,251 $ 149,094 Shares outstanding—end of quarter F 899 909 911 915 918 Total equity to total assets (GAAP) A/D 11.59% 11.37% 11.86% 11.14% 11.00 % Tangible common shareholders’ equity to tangible assets (non-GAAP) C/E 7.17% 6.86% 7.37% 6.55% 6.42 % Common book value per share (GAAP) B/F $ 18.70 $ 17.77 $ 18.62 $ 16.94 $ 16.76 Tangible common book value per share (non-GAAP) C/F $ 12.29 $ 11.42 $ 12.26 $ 10.61 $ 10.42 Non-GAAP Reconciliation Tangible Common Ratios

69 Non-GAAP Reconciliation Net Income Available to Common Shareholders, Adjusted Diluted EPS, and Return Ratios NM - Not Meaningful Quarter Ended ($ amounts in millions) 3/31/2025 12/31/2024 9/30/2024 6/30/2024 3/31/2024 1Q25 vs. 4Q24 1Q25 vs. 1Q24 Net income available to common shareholders (GAAP) A $ 465 $ 508 $ 446 $ 477 $ 343 $ (43) (8.5) % $ 122 35.6 % Adjustments: Securities (gains) losses, net 25 30 78 50 50 (5) (16.7) % (25) (50.0) % FDIC insurance special assessment 1 (2) (4) 4 18 3 (150.0) % (17) (94.4) % Salaries and employee benefits—severance charges 1 10 3 4 13 (9) (90.0) % (12) (92.3) % Branch consolidation, property and equipment charges — 1 — 1 1 (1) (100.0) % (1) (100.0) % Other miscellaneous expenses — — — (37) — — NM — NM Professional, legal and regulatory expenses 2 — 1 — 2 2 NM — — % Preferred stock redemption expense — — 15 — — — NM — NM Total adjustments 29 39 93 22 84 $ (10) (25.6) % $ (55) (65.5) % Tax impact of adjusted items (7) (9) (19) (11) (21) 2 22.2% 14 66.7 % Adjusted net income available to common shareholders (non-GAAP) B $ 487 $ 538 $ 520 $ 488 $ 406 $ (51) (9.5) % $ 81 20.0 % Weighted-average diluted shares C 910 915 918 918 923 Diluted EPS (GAAP) A/C $ 0.51 $ 0.56 $ 0.49 $ 0.52 $ 0.37 $ (0.05) (8.9) % $ 0.14 37.8 % Adjusted diluted EPS (non-GAAP) B/C 0.54 0.59 0.57 0.53 0.44 $ (0.05) (8.5) % $ 0.10 22.7 % Average shareholders' equity (GAAP) 18,127 18,042 18,047 16,713 17,121 85 0.5% 1,006 5.9 % Less: Average preferred stock (GAAP) 1,715 1,715 1,741 1,659 1,659 — — % 56 3.4 % Average common shareholders' equity (GAAP) D 16,412 16,327 16,306 15,054 15,462 85 0.5% 950 6.1 % Less: Average intangible assets (GAAP) 5,899 5,907 5,916 5,925 5,934 (8) (0.1) % (35) (0.6) % Average deferred tax liability related to intangibles (GAAP) (126) (123) (120) (115) (113) (3) 2.4% (13) 11.5 % Average tangible common shareholders' equity (non-GAAP) E $ 10,639 $ 10,543 $ 10,510 $ 9,244 $ 9,641 96 0.9% 998 10.4 % Return on average common shareholders' equity (GAAP) A/D 11.49% 12.39% 10.88% 12.74% 8.92 % Return on average tangible common shareholders' equity (non-GAAP) A/E 17.72% 19.19% 16.87% 20.75% 14.31 % Adjusted return on average tangible common shareholders' equity (non-GAAP) B/E 18.58% 20.30% 19.68% 21.23% 16.96%

Non-GAAP Reconciliation

Pre-Tax Pre-Provision Income (PPI)

GENERATING Consistent Sustainable Long-term Performance

($ amounts in millions)	Quarter Ended								
	3/31/2025	12/31/2024	9/30/2024	6/30/2024	3/31/2024	1Q25 vs. 4Q24		1Q25 vs. 1Q24	
Net income available to common shareholders (GAAP)	**$ 465**	$ 508	$ 446	$ 477	$ 343	$ (43)	(8.5)%	$ 122	35.6 %
Preferred dividends and other (GAAP)	**25**	26	44	24	25	(1)	(3.8)%	—	— %
Income tax expense (GAAP)	**131**	123	118	124	96	8	6.5 %	35	36.5 %
Income before income taxes (GAAP)	**621**	657	608	625	464	(36)	(5.5)%	157	33.8 %
Provision for credit losses (GAAP)	**124**	120	113	102	152	4	3.3 %	(28)	(18.4)%
Pre-tax pre-provision income (non-GAAP)	**745**	777	721	727	616	(32)	(4.1)%	129	20.9 %
Other adjustments:									
Securities (gains) losses, net	**25**	30	78	50	50	(5)	(16.7)%	(25)	(50.0)%
FDIC insurance special assessment	**1**	(2)	(4)	4	18	3	150.0 %	(17)	(94.4)%
Salaries and employee benefits—severance charges	**1**	10	3	4	13	(9)	(90.0)%	(12)	(92.3)%
Branch consolidation, property and equipment charges	**—**	1	—	1	1	(1)	(100.0)%	(1)	(100.0)%
Other miscellaneous expenses	**—**	—	—	(37)	—	—	NM	—	NM
Professional, legal and regulatory expenses	**2**	—	1	—	2	2	NM	—	— %
Total other adjustments	**29**	39	78	22	84	(10)	(25.6)%	(55)	(65.5)%
Adjusted pre-tax pre-provision income (non-GAAP)	**$ 774**	$ 816	$ 799	$ 749	$ 700	$ (42)	(5.1)%	$ 74	10.6 %

NM - Not Meaningful

REGIONS | 70

Non-GAAP Reconciliation

NII, Non-Interest Income/Expense, and Efficiency Ratio

GENERATING **Consistent Sustainable Long-term Performance**

($ amounts in millions)		Quarter Ended 3/31/2025	12/31/2024	9/30/2024	6/30/2024	3/31/2024	1Q25 vs. 4Q24		1Q25 vs. 1Q24	
Non-interest expense (GAAP)	A	$ 1,039	$ 1,038	$ 1,069	$ 1,004	$ 1,131	$ 1	0.1 %	$ (92)	(8.1)%
Adjustments:										
FDIC insurance special assessment		(1)	2	4	(4)	(18)	(3)	(150.0)%	17	94.4 %
Branch consolidation, property and equipment charges		—	(1)	—	(1)	(1)	1	100.0 %	1	100.0 %
Salary and employee benefits—severance charges		(1)	(10)	(3)	(4)	(13)	9	90.0 %	12	92.3 %
Professional, legal and regulatory expenses		(2)	—	(1)	—	(2)	(2)	NM	—	— %
Other miscellaneous expenses		—	—	—	37	—	—	NM	—	NM
Adjusted non-interest expense (non-GAAP)	B	$ 1,035	$ 1,029	$ 1,069	$ 1,032	$ 1,097	$ 6	0.6 %	$ (62)	(5.7)%
Net interest income (GAAP)	C	$ 1,194	$ 1,230	$ 1,218	$ 1,186	$ 1,184	$ (36)	(2.9)%	$ 10	0.8 %
Taxable-equivalent adjustment		12	13	12	12	13	(1)	(7.7)%	(1)	(7.7)%
Net interest income, taxable-equivalent basis	D	$ 1,206	$ 1,243	$ 1,230	$ 1,198	$ 1,197	$ (37)	(3.0)%	$ 9	0.8 %
Non-interest income (GAAP)	E	590	585	572	545	563	5	0.9 %	27	4.8 %
Adjustments:										
Securities (gains) losses, net		25	30	78	50	50	(5)	(16.7)%	(25)	(50.0)%
Adjusted non-interest income (non-GAAP)	F	$ 615	$ 615	$ 650	$ 595	$ 613	—	— %	$ 2	0.3 %
Total revenue	C+E=G	$ 1,784	$ 1,815	$ 1,790	$ 1,731	$ 1,747	$ (31)	(1.7)%	$ 37	2.1 %
Adjusted total revenue (non-GAAP)	C+F=H	$ 1,809	$ 1,845	$ 1,868	$ 1,781	$ 1,797	$ (36)	(2.0)%	$ 12	0.7 %
Total revenue, taxable-equivalent basis	D+E=I	$ 1,796	$ 1,828	$ 1,802	$ 1,743	$ 1,760	$ (32)	(1.8)%	$ 36	2.0 %
Adjusted total revenue, taxable-equivalent basis (non-GAAP)	D+F=J	$ 1,821	$ 1,858	$ 1,880	$ 1,793	$ 1,810	$ (37)	(2.0)%	$ 11	0.6 %
Efficiency ratio (GAAP)	A/I	57.9 %	56.8 %	59.3 %	57.6 %	64.3 %				
Adjusted efficiency ratio (non-GAAP)	B/J	56.8 %	55.4 %	56.9 %	57.6 %	60.6 %				
Fee income ratio (GAAP)	E/I	32.9 %	32.0 %	31.7 %	31.3 %	32.0 %				
Adjusted fee income ratio (non-GAAP)	F/J	33.8 %	33.1 %	34.6 %	33.2 %	33.9 %				

NM - Not Meaningful

REGIONS | 71

Non-GAAP Reconciliation

Non-Interest Income

GENERATING **Consistent Sustainable Long-term Performance**

	Year Ended													
($ amounts in millions)	**2024**	2023	2022	2021	2020	2019	2018	2017	2016	2015	2014	2013	2012	2011
Non-interest income (GAAP)	**$ 2,265**	$ 2,256	$ 2,429	$ 2,524	$ 2,393	$ 2,116	$ 2,019	$ 1,962	$ 2,011	$ 1,937	$ 1,785	$ 2,096	$ 2,201	$ 2,226
Security (gains) losses, net	**208**	5	1	(3)	(4)	28	(1)	(19)	(6)	(29)	(27)	(26)	(48)	(112)
Bank owned life insurance	**—**	—	—	(18)	(25)	—	—	—	—	—	—	—	—	—
Leveraged lease terminations income	**—**	(2)	(1)	(2)	(2)	(1)	(8)	(1)	(8)	(8)	(10)	(39)	(14)	(8)
Loss on sale of mortgage loans	**—**	—	—	—	—	—	—	—	—	—	—	—	—	3
Gain on sale of other assets	**—**	—	—	—	—	—	—	—	—	—	—	(24)	—	—
Gain on sale of affordable housing residential mortgage loans	**—**	—	—	—	—	(8)	—	(5)	(5)	—	—	—	—	—
Gains on equity investment	**—**	—	—	(3)	(50)	—	—	—	—	—	—	—	—	—
Insurance proceeds	**—**	—	(50)	—	—	—	—	—	(50)	(91)	—	—	—	—
Adjusted non-interest income (non-GAAP)	**$ 2,473**	$ 2,259	$ 2,379	$ 2,498	$ 2,312	$ 2,135	$ 2,010	$ 1,937	$ 1,942	$ 1,809	$ 1,748	$ 2,007	$ 2,139	$ 2,109
Less: Business sold in a subsequent period [(1)]	**$ —**	$ —	$ —	$ —	$ —	$ —	$ —	$ —	$ —	$ —	$ —	$ 117	$ 111	$ 108
Adjusted non-interest income excluding business sold in a subsequent period(non-GAAP)	**$ 2,473**	**$ 2,259**	**$ 2,379**	**$ 2,498**	**$ 2,312**	**$ 2,135**	**$ 2,010**	**$ 1,937**	**$ 1,942**	**$ 1,809**	**$ 1,748**	**$ 1,890**	**$ 2,028**	**$ 2,001**

(1) In 2018, the Company sold Regions Insurance Group, Inc. and the results of this entity were separately disclosed as discontinued operations in all periods presented externally. The results from Regions Insurance Group, Inc. have been removed in previous periods for comparability.

REGIONS | 72

73 Non-GAAP Reconciliation Non-Interest Expense Twelve Months Ended December 31 ($ amounts in millions) 2024 2023 2022 2021 2020 2019 2018 2017 2016 Non-interest expense (GAAP) $ 4,242 $ 4,416 $ 4,068 $ 3,747 $ 3,643 $ 3,489 $ 3,570 $ 3,491 $ 3,483 Adjustments: FDIC insurance special assessment (16) (119) — — — — — — — Contribution to Regions Financial Corporation foundation — — (3) (10) — (60) (40) — Professional, legal and regulatory expenses (3) (1) (179) (15) (7) — — — (3) Branch consolidation, property and equipment charges (3) (7) (3) (5) (31) (25) (11) (22) (58) Expenses associated with residential mortgage loan sale — — — — — (4) — — Early extinguishment of debt 4 — (20) (22) (16) — — (14) Salary and employee benefits—severance charges (30) (31) — (6) (31) (5) (61) (10) (21) Acquisition expense — — — (1) — — — — Other miscellaneous expenses 37 — — — — — — — — Adjusted non-interest expense (non-GAAP) $ 4,227 $ 4,262 $ 3,886 $ 3,698 $ 3,541 $ 3,443 $ 3,434 $ 3,419 $ 3,387

74 Quarter Ended ($ amounts in millions) 3/31/2025 12/31/2024 9/30/2024 6/30/2024 3/31/2024 ADJUSTED CET1 RATIO Common Equity Tier 1(1) A $ 13,355 $ 13,434 $ 13,185 $ 13,093 $ 12,913 Adjustments: AOCI gain (loss) on securities(2) (1,645) (2,024) (1,369) (2,298) (2,264) AOCI gain (loss) on defined benefit pension plans and other post employment benefits (406) (410) (437) (443) (447) Adjusted Common Equity Tier 1 (non-GAAP) B $ 11,304 $ 11,000 $ 11,379 $ 10,352 $ 10,202 Total risk-weighted assets(1) C $ 124,005 $ 124,440 $ 124,645 $ 125,682 $ 125,167 Common Equity Tier 1 ratio(1)(3) A/C 10.8% 10.8% 10.6% 10.4% 10.3 % Adjusted Common Equity Tier 1 ratio (non-GAAP)(1)(3) B/C 9.1% 8.8% 9.1% 8.2% 8.2 % Non-GAAP Reconciliation Adjusted CET1- inclusive of AOCI(4) (1) Common equity Tier 1 as well as Total risk-weighted assets are estimated. (2) Represents AOCI on AFS and HTM securities (3) Amounts calculated based upon whole dollar values (4) Consistent with the proposed Basel III Endgame rules, AOCI for CF hedges remains excluded.

75 As of and for Quarter Ended ($ amounts in millions, except per share data) 3/31/2025 12/31/2024 9/30/2024 6/30/2024 3/31/2024 TANGIBLE COMMON RATIOS Shareholders’ equity (GAAP) A $ 18,530 $ 17,879 $ 18,676 $ 17,169 $ 17,044 Less: Preferred stock (GAAP) 1,715 1,715 1,715 1,659 1,659 Intangible assets (GAAP) 5,894 5,902 5,911 5,920 5,929 Deferred tax liability related to intangibles (GAAP) (126) (126) (122) (119) (114) Tangible common shareholders’ equity (non-GAAP) B $ 11,047 $ 10,388 $ 11,172 $ 9,709 $ 9,570 Less: AOCI, after-tax (GAAP) (2,283) (2,928) (1,894) (3,265) (3,224) Tangible common shareholders’ equity excluding AOCI (non-GAAP) C $ 13,330 $ 13,316 $ 13,066 $ 12,974 $ 12,794 Total assets (GAAP) D $ 159,846 $ 157,302 $ 157,426 $ 154,052 $ 154,909 Less: Intangible assets (GAAP) 5,894 5,902 5,911 5,920 5,929 Deferred tax liability related to intangibles (GAAP) (126) (126) (122) (119) (114) Tangible assets (non-GAAP) E $ 154,078 $ 151,526 $ 151,637 $ 148,251 $ 149,094 Less: AOCI, pre-tax (GAAP) $ (4,325) $ (3,912) $ (2,540) $ (4,379) $ (4,325) Tangible assets excluding AOCI (non-GAAP) F $ 158,403 $ 155,438 $ 154,177 $ 152,630 $ 153,419 Shares outstanding—end of quarter G $ 899 $ 909 $ 911 $ 915 $ 918 Total equity to total assets (GAAP) A/D 11.59% 11.37% 11.86% 11.14% 11.00 % Tangible common shareholders’ equity to tangible assets (non-GAAP) B/E 7.17% 6.86% 7.37% 6.55% 6.42 % Tangible common book value per share (non-GAAP) B/G $ 12.29 $ 11.42 $ 12.26 $ 10.61 $ 10.42 Tangible common shareholders’ equity to tangible assests (non-GAAP), ex. AOCI C/F 8.42% 8.57% 8.47% 8.50% 8.34 % Non-GAAP Reconciliation Tangible Common Ratios

76 Forward-Looking Statements This presentation may include forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. In addition, the company, through its senior management, may from time to time make forward-looking public statements concerning the matters described herein. The words “future,” “anticipates,” “assumes,” “intends,” “plans,” “seeks,” “believes,” “predicts,” “potential,” “objectives,” “estimates,” “expects,” “targets,” “projects,” “outlook,” “forecast,” “would,” “will,” “may,” “might,” “could,” “should,” “can,” and similar terms and expressions often signify forward-looking statements. Forward-looking statements are subject to the risk that the actual effects may differ, possibly materially, from what is reflected in those forward-looking statements due to factors and future developments that are uncertain, unpredictable and in many cases beyond our control. Forward-looking statements are not based on historical information, but rather are related to future operations, strategies, financial results or other developments. Forward-looking statements are based on management’s current expectations as well as certain assumptions and estimates made by, and information available to, management at the time the statements are made. Those statements are based on general assumptions and are subject to various risks, and because they also relate to the future they are likewise subject to inherent uncertainties and other factors that may cause actual results to differ materially from the views, beliefs and projections expressed in such statements. Therefore, we caution you against relying on any of these forward-looking statements. These risks, uncertainties and other factors include, but are not limited to, those described below: • Current and future economic and market conditions in the United States generally or in the communities we serve (in particular the Southeastern United States), including the effects of possible declines in property values, increases in interest rates and unemployment rates, inflation, financial market disruptions and potential reductions of economic growth, which may adversely affect our lending and other businesses and our financial results and conditions. • Possible changes in trade, monetary and fiscal policies of, and other activities undertaken by, governments, agencies, central banks and similar organizations, including tariffs, which could have a material adverse effect on our businesses and our financial results and conditions. • Changes in market interest rates or capital markets could adversely affect our revenue and expense, the value of assets (such as our portfolio of investment securities) and obligations, as well as the availability and cost of capital and liquidity. • Volatility and uncertainty about the direction of interest rates and the timing of any changes, which may lead to increased costs for businesses and consumers and potentially contribute to poor business and economic conditions generally. • Possible changes in the creditworthiness of customers and the possible impairment of the collectability of loans and leases, including operating leases. • Changes in the speed of loan prepayments, loan origination and sale volumes, charge-offs, credit loss provisions or actual credit losses where our allowance for credit losses may not be adequate to cover our eventual losses. • Possible acceleration of prepayments on mortgage-backed securities due to declining interest rates, and the related acceleration of premium amortization on those securities. • Possible changes in consumer and business spending and saving habits and the related effect on our ability to increase assets and to attract deposits, which could adversely affect our net income. • Loss of customer checking and savings account deposits as customers pursue other, higher-yield investments, or the need to price interest-bearing deposits higher due to competitive forces. Either of these activities could increase our funding costs. • Possible downgrades in our credit ratings or outlook could, among other negative impacts, increase the costs of funding from capital markets. • The loss of value of our investment portfolio could negatively impact market perceptions of us. • Our ability to manage fluctuations in the value of assets and liabilities and off-balance sheet exposure so as to maintain sufficient capital and liquidity to support our businesses. • The effects of social media on market perceptions of us and banks generally. • The effects of problems encountered by other financial institutions that adversely affect us or the banking industry generally could require us to change certain business practices, reduce our revenue, impose additional costs on us, or otherwise negatively affect our businesses. • Volatility in the financial services industry (including failures or rumors of failures of other depository institutions), along with actions taken by governmental agencies to address such turmoil, could affect the ability of depository institutions, including us, to attract and retain depositors and to borrow or raise capital. • Our ability to effectively compete with other traditional and non-traditional financial services companies, including fintechs, some of which possess greater financial resources than we do or are subject to different regulatory standards than we are. Forward-Looking Statements

77 • Our inability to develop and gain acceptance from current and prospective customers for new products and services and the enhancement of existing products and services to meet customers’ needs and respond to emerging technological trends in a timely manner could have a negative impact on our revenue. • Our inability to keep pace with technological changes, including those related to the offering of digital banking and financial services, could result in losing business to competitors. • The development and use of AI presents risks and challenges that may impact our business. • Our ability to execute on our strategic and operational plans, including our ability to fully realize the financial and nonfinancial benefits relating to our strategic initiatives. • The risks and uncertainties related to our acquisition or divestiture of businesses and risks related to such acquisitions, including that the expected synergies, cost savings and other financial or other benefits may not be realized within expected timeframes, or might be less than projected; and difficulties in integrating acquired businesses. • The success of our marketing efforts in attracting and retaining customers. • Our ability to achieve our expense management initiatives. • Changes in commodity market prices and conditions could adversely affect the cash flows of our borrowers operating in industries that are impacted by changes in commodity prices (including businesses indirectly impacted by commodities prices such as businesses that transport commodities or manufacture equipment used in the production of commodities), which could impair the ability of those borrowers to service any loans outstanding to them and/or reduce demand for loans in those industries. • The effects of geopolitical instability, including wars, conflicts, civil unrest, and terrorist attacks and the potential impact, directly or indirectly, on our businesses. • Fraud, theft or other misconduct conducted by external parties, including our customers and business partners, or by our employees. • Any inaccurate or incomplete information provided to us by our customers or counterparties. • Inability of our framework to manage risks associated with our businesses, such as credit risk and operational risk, including third-party vendors and other service providers, which inability could, among other things, result in a breach of operating or security systems as a result of a cyber-attack or similar act or failure to deliver our services effectively. • Our ability to identify and address operational risks associated with the introduction of or changes to products, services, or delivery platforms. • Dependence on key suppliers or vendors to obtain equipment and other supplies for our businesses on acceptable terms. • The inability of our internal controls and procedures to prevent, detect or mitigate any material errors or fraudulent acts. • Our ability to identify and address cyber-security risks such as data security breaches, malware, ransomware, “denial of service” attacks, “hacking” and identity theft, including account take-overs, a failure of which could disrupt our businesses and result in the disclosure of and/or misuse or misappropriation of confidential or proprietary information, disruption or damage to our systems, increased costs, losses, or adverse effects to our reputation. • The effects of the failure of any component of our business infrastructure provided by a third party could disrupt our businesses, result in the disclosure of and/or misuse of confidential information or proprietary information, increase our costs, negatively affect our reputation, and cause losses. • The effects of any developments, changes or actions relating to any litigation or regulatory proceedings brought against us or any of our subsidiaries. • The costs, including possibly incurring fines, penalties, or other negative effects (including reputational harm) of any adverse judicial, administrative, or arbitral rulings or proceedings, regulatory enforcement actions or other legal actions to which we or any of our subsidiaries are a party, and which may adversely affect our results. • Changes in laws and regulations affecting our businesses, including legislation and regulations relating to bank products and services, such as changes to debit card interchange fees, special FDIC assessments, any new long-term debt requirements, as well as changes in the enforcement and interpretation of such laws and regulations by applicable governmental and self-regulatory agencies, including as a result of the changes in U.S. presidential administration, control of the U.S. Congress, and changes in personnel at the bank regulatory agencies, which could require us to change certain business practices, increase compliance risk, reduce our revenue, impose additional costs on us, or otherwise negatively affect our businesses. • Our capital actions, including dividend payments, common stock repurchases, or redemptions of preferred stock, must not cause us to fall below minimum capital ratio requirements, with applicable buffers taken into account, and must comply with other requirements and restrictions under law or imposed by our regulators, which may impact our ability to return capital to shareholders. Forward-Looking Statements (continued)

78 • Our ability to comply with stress testing and capital planning requirements (as part of the CCAR process or otherwise) may continue to require a significant investment of our managerial resources due to the importance of such tests and requirements. • Our ability to comply with applicable capital and liquidity requirements (including, among other things, the Basel III Rules), including our ability to generate capital internally or raise capital on favorable terms, and if we fail to meet requirements, our financial condition and market perceptions of us could be negatively impacted. • Our ability to recruit and retain talented and experienced personnel to assist in the development, management and operation of our products and services may be affected by changes in laws and regulations in effect from time to time. • Our ability to receive dividends from our subsidiaries, in particular Regions Bank, could affect our liquidity and ability to pay dividends to shareholders. • Fluctuations in the price of our common stock and inability to complete stock repurchases in the time frame and/or on the terms anticipated. • The effects of anti-takeover laws and exclusive forum provision in our certificate of incorporation and bylaws. • The effect of new tax legislation and/or interpretation of existing tax law, which may impact our earnings, capital ratios and our ability to return capital to shareholders. • Changes in accounting policies or procedures as may be required by the FASB or other regulatory agencies could materially affect our financial statements and how we report those results, and expectations and preliminary analyses relating to how such changes will affect our financial results could prove incorrect. • Any impairment of our goodwill or other intangibles, any repricing of assets or any adjustment of valuation allowances on our deferred tax assets due to changes in tax law, adverse changes in the economic environment declining operations of the reporting unit or other factors. • The effects of man-made and natural disasters, including fires, floods, droughts, tornadoes, hurricanes and environmental damage (especially in the Southeastern United States), which may negatively affect our operations and/or our loan portfolios and increase our cost of conducting business. The severity and frequency of future earthquakes, fires, hurricanes, tornadoes, droughts, floods and other weather-related events are difficult to predict and may be exacerbated by global climate change. • The impact of pandemics on our businesses, operations and financial results and conditions. The duration and severity of any pandemic as well as government actions or other restrictions in connection with such events could disrupt the global economy, adversely affect our capital and liquidity position, impair the ability of borrowers to repay outstanding loans and increase our allowance for credit losses, impair collateral values and result in lost revenue or additional expenses. • The effects of any damage to our reputation resulting from developments related to any of the items identified above. • Other risks identified from time to time in reports that we file with the SEC. The foregoing list of factors is not exhaustive. For discussion of these and other factors that may cause actual results to differ from expectations, look under the captions “Forward-Looking Statements” and “Risk Factors” in Regions’ Annual Report on Form 10-K for the year ended December 31, 2024 and in Regions’ subsequent filings with the SEC. You should not place undue reliance on any forward-looking statements, which speak only as of the date made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible to predict all of them. We assume no obligation and do not intend to update or revise any forward-looking statements that are made from time to time, either as a result of future developments, new information or otherwise, except as may be required by law. Regions’ Investor Relations contact is Dana Nolan at (205) 264-7040; Regions’ Media contact is Jeremy King at (205) 264-4551. Forward-Looking Statements (continued)